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                                LOAN AGREEMENT


                          Dated as of October 1, 1997


                                    Between


                    SAUL SUBSIDIARY I LIMITED PARTNERSHIP,
                                  as Borrower


                                      AND


                       NOMURA ASSET CAPITAL CORPORATION,
                                   as Lender




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
                                 TABLE OF CONTENTS
                                 -----------------
                                                                      Page
                                                                        --

I.             DEFINITIONS; PRINCIPLES OF CONSTRUCTION..............     1
          1.1  Specific Definitions.................................     1
          1.2  Index of Other Definitions...........................     8
          1.3  Principles of Construction...........................    10

II.            GENERAL..............................................    10
          2.1  The Loan.............................................    10
          2.2  Interest; Monthly Payments...........................    10
        2.2.1  Generally                                                10
        2.2.2  Accrued Interest                                         11
        2.2.3  Property Cash Flow Allocation........................    11
        2.2.4  Default Rate                                             11
          2.3  Loan Repayment and Defeasance........................    11
        2.3.1  Repayment                                                11
        2.3.2  Mandatory Prepayments................................    12
        2.3.3  Voluntary Defeasance of the Note.....................    12
          2.4  Release of Property..................................    14
        2.4.1  Release of All of the Properties.....................    14
        2.4.2  Release of Individual Properties.....................    14
        2.4.3  Release on Payment in Full...........................    15
        2.4.4  Release of Portion of Seven Corners Property.........    15
          2.5  Payments and Computations............................    16
        2.5.1  Making of Payments...................................    16
        2.5.2  Computations                                             16
        2.5.3  Late Payment Charge..................................    16

III.           CASH MANAGEMENT; ESCROWS AND RESERVES................    16
          3.1  Cash Management Arrangements.........................    17
          3.2  Required Repairs; Required Repair Funds..............    17
        3.2.1  Required Repairs: Deposits...........................    17
        3.2.2  Release of Required Repair Funds.....................    17
          3.3  Tax and Insurance Escrow Fund........................    18
        3.3.1  Tax and Insurance Escrow Fund........................    18
        3.3.2  Payment of Insurance Premiums by Borrower............    18
          3.4  Capital Reserve Fund.................................    19
        3.4.1  Capital Reserve Fund.................................    19
        3.4.2  Payment of Capital Expenses..........................    19
          3.5  Rollover Reserve Fund................................    19
        3.5.1  Rollover Reserve Fund................................    19
        3.5.2  Payment of Leasing Expenses..........................    20
          3.6  Payment of Approved Operating Expenses...............    20
          3.7  Security Deposits....................................    20

                                       i
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

                                                                      Page
                                                                        --
          3.8  Grant of Security Interest; Application of Funds.....    21
          3.9  Security in Lieu of Deposits.........................    21

IV.            REPRESENTATIONS AND WARRANTIES.......................    22
          4.1  Borrower Representations.............................    22
        4.1.1  Organization; Special Purpose........................    22
        4.1.2  Proceedings; Enforceability..........................    22
        4.1.3  No Conflicts                                             23
        4.1.4  Litigation                                               23
        4.1.5  Agreements                                               23
        4.1.6  Title                                                    23
        4.1.7  Survey                                                   23
        4.1.8  No Bankruptcy Filing.................................    23
        4.1.9  Full and Accurate Disclosure.........................    24
       4.1.10  No Plan Assets                                           24
       4.1.11  Compliance                                               24
       4.1.12  Contracts                                                24
       4.1.13  Financial Information................................    24
       4.1.14  Condemnation                                             25
       4.1.15  Federal Reserve Regulations..........................    25
       4.1.16  Utilities and Public Access..........................    25
       4.1.17  Not a Foreign Person.................................    25
       4.1.18  Separate Lots                                            25
       4.1.19  Assessments                                              25
       4.1.20  Enforceability                                           25
       4.1.21  Insurance                                                25
       4.1.22  Use of Property; Licenses............................    25
       4.1.23  Flood Zone                                               26
       4.1.24  Physical Condition...................................    26
       4.1.25  Encroachments                                            26
       4.1.26  Leases                                                   26
       4.1.27  Filing and Recording Taxes...........................    27
       4.1.28  Investment Company Act...............................    27
       4.1.29  Fraudulent Transfer..................................    27
       4.1.30  Partners                                                 27
       4.1.31  Management Agreement.................................    27
       4.1.32  Hazardous Substances                                     28
          4.2  Survival of Representations..........................    28
          4.3  Agreement Concerning Subordination, Nondisturbance...    28

V.             AFFIRMATIVE COVENANTS................................    29
          5.1  Existence............................................    29
          5.2  Taxes and Other Charges..............................    29
          5.3  Repairs; Maintenance and Compliance..................    29
          5.4  Litigation...........................................    30
          5.5  Performance of Other Agreements......................    31

                                      ii
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

                                                                      Page
                                                                        --
          5.7  Cooperate in Legal Proceedings.......................    31
          5.8  Further Assurances...................................    31
          5.9  Financial Reporting..................................    31
        5.9.1  Bookkeeping                                              31
        5.9.2  Annual Reports                                           32
        5.9.3  Monthly Reports                                          32
        5.9.4  Other Reports                                            32
        5.9.5  Annual Budget                                            32
        5.9.6  Breach                                                   33
         5.10  Environmental Matters................................    33
       5.10.1  Hazardous Substances.................................    33
       5.10.2  Environmental Monitoring.............................    34
       5.10.3  Survival.                                                34
         5.11  Title to the Property................................    35
         5.12  Estoppel Statement...................................    35
         5.13  Principal Place of Business..........................    35
         5.14  Management Agreement.................................    35
         5.15  Special Purpose Bankruptcy Remote Entity.............    35
         5.16  Assumptions in Non-Consolidation Opinion.............    37

VI.            NEGATIVE COVENANTS...................................    37
          6.1  Management Agreement.................................    37
          6.2  Liens                                                    37
          6.3  Dissolution..........................................    38
          6.4  Change In Business...................................    38
          6.5  Debt Cancellation....................................    38
          6.6  Assets                                                   38
          6.7  Transfers............................................    38
          6.8  Debt                                                     38

VII.           INSURANCE; CASUALTY; AND CONDEMNATION................    38
          7.1  Insurance............................................    38
        7.1.1  Coverage                                                 38
        7.1.2  Policies                                                 39
          7.2  Casualty.............................................    40
        7.2.1  Notice; Restoration..................................    40
        7.2.2  Settlement of Proceeds...............................    40
          7.3  Condemnation.........................................    40
        7.3.1  Notice; Restoration..................................    40
        7.3.2  Collection of Award..................................    41
          7.4  Application of Proceeds or Award.....................    41
        7.4.1  Application to Restoration...........................    41
        7.4.2  Application to Debt..................................    41
        7.4.3  Release of Property upon Casualty or Condemnation....    42
        7.4.4  Procedure for Application to Restoration.............    42


                                                                      Page
                                                                        --
VIII.          DEFAULTS.............................................    43
          8.1  Events of Default....................................    43
          8.2  Remedies.............................................    45
        8.2.1  Acceleration.                                            45
        8.2.2  Remedies Cumulative..................................    45
        8.2.3  Severance.                                               46
        8.2.4  Delay                                                    46

IX.            SPECIAL PROVISIONS...................................    46
          9.1  Sale of Note and Securitization......................    46
        9.1.1  Cooperation                                              46
        9.1.2  Use of Information...................................    47
        9.1.3  Borrower Obligations Regarding Disclosure Documents..    47
        9.1.4  Indemnities Regarding Filings........................    48
        9.1.5  Indemnification Procedure............................    49
        9.1.6  Contribution.                                            49
        9.1.7  Rating Surveillance..................................    50
          9.2  Exculpation..........................................    50
          9.3  Termination of Manager...............................    51
          9.4  Retention of Servicer................................    51

X.             MISCELLANEOUS........................................    51
         10.1  Survival.............................................    51
         10.2  Lender's Discretion..................................    52
         10.3  Governing Law........................................    52
         10.4  Modification, Waiver in Writing......................    52
         10.5  Delay Not a Waiver...................................    52
         10.6  Notices..............................................    53
         10.7  Trial by Jury........................................    54
         10.8  Headings.............................................    54
         10.9  Severability.........................................    54
        10.10  Preferences..........................................    54
        10.11  Waiver of Notice.....................................    54
        10.12  Intentionally Deleted................................    55
        10.13  Expenses; Indemnity..................................    55
        10.14  Prior Agreements.....................................    56
        10.15  Offsets, Counterclaims and Defenses..................    56
        10.16  Publicity............................................    56
        10.17  Controlling Agreement................................    57
        10.18  Conflict; Construction of Documents..................    57
        10.19  Brokers and Financial Advisors.......................    57
        10.20  No Third Party Beneficiaries.........................    58


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                                      vi
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                                      vii
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SCHEDULES

Schedule 1 -   Allocated Loan Amounts
Schedule 2 -   Location of Property
Schedule 3 -   Matters Regarding Representations
Schedule 4 -   Rent Roll
Schedule 5 -   Required Repairs
Schedule 6 -   Environmental Recommendations
Schedule 7 -   Form of Monthly Operating Statement
Schedule 8 -   Form of Leasing Status Report
Schedule 9 -   Description of Deeds of Trust
Schedule 10 -  Form of Subordination, Non-Disturbance and Attornment
               Agreement
Schedule 11 -  Legal Description of Released Property (Portion of Seven
               Corners)

                                 LOAN AGREEMENT


          LOAN AGREEMENT dated as of October 1, 1997, 1997 between SAUL SUBSIDIARY I LIMITED PARTNERSHIP, a Maryland limited partnership ("SAUL SUB I") ("BORROWER") and NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, "LENDER").

I0  DEFINITIONS; PRINCIPLES OF CONSTRUCTION

          I.1  SPECIFIC DEFINITIONS  .  The following terms have the meanings
               --------------------
set forth below:

          "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

          "ALLOCATED LOAN AMOUNT": The principal portion of the Loan attributable to each Property as set forth on SCHEDULE 1 attached hereto.
                                              ----------

          "APPROVED CAPITAL EXPENSES": Capital Expenses incurred by Borrower which (i) are included in the approved Capital Budget for the Current Month or
(ii) have been approved by Lender.

          "APPROVED LEASING EXPENSES": expenses incurred in leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions, tenant improvements and other inducements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender's approval under the Loan Documents, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

          "APPROVED OPERATING EXPENSES": Operating Expenses incurred by Borrower which (i) are included in the approved Operating Budget for the Current Month, (ii) are for electric, gas, oil, water, sewer or other utility service to the Property or (iii) have been approved by Lender.

          "BORROWER": Shall have the meaning set forth on the first page of this Agreement, and shall also mean the permitted successors and assigns of the entity identified on the first page of this Agreement as the Borrower.

          "BUSINESS DAY": any day other than a Saturday, Sunday or any other day on which national banks in New York are not open for business.

          "CAPITAL EXPENSES": expenses that are required under GAAP to be capitalized.

          "CODE": the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "CONTROL": with respect to any Person, either (i) ownership directly or through other entities of more than 50% of all beneficial equity interest in such Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

          "CURRENT MONTH": as of any date of determination, the then current calendar month.

          "DEBT": the unpaid Principal, all interest accrued and unpaid thereon, the Yield Maintenance Premium and all other sums due to Lender in respect of the Loan, or under any Loan Document.

          "DEBT SERVICE": with respect to any particular period, scheduled Principal and interest payments under the Note in such period.

          "DEBT SERVICE COVERAGE RATIO": as of any date, the ratio of (i) the Net Operating Income for the 12-month period ending with the most recently completed calendar month to (ii) the Debt Service for such period.

          "DEFAULT": the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

          "DEFAULT RATE": a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four (4%) percent above the Interest Rate or the Revised Interest Rate, as applicable.

          "DEFEASANCE DEPOSIT": an amount equal to the sum of (i) an amount sufficient to purchase U.S. Obligations which provide payments that will meet the Scheduled Defeasance Payments, (ii) any reasonable costs and expenses incurred or to be incurred in the purchase of such U.S. Obligations and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, the creation of the Defeased Note and the Undefeased Note, if applicable, any transfer of the Defeased Note or otherwise required to accomplish the agreements of Sections 2.3 and 2.4.

          "DEPOSIT ACCOUNT": the account established and maintained pursuant to the Deposit Account Agreement.

          "DEPOSIT BANK": LaSalle National Bank, or such other bank as selected by Lender from time to time.

          "ELIGIBLE ACCOUNT": (i) an account maintained with a federal or state chartered depository institution or trust company whose (x) commercial paper, short-term debt obligations or other short-term deposits are rated at least A-1 by the applicable Rating Agencies if the deposits in such account are to be held in such account for 30 days or less or (y) long-term unsecured debt obligations are rated at least AA- by the applicable Rating Agencies if the deposits in such account are to be held in such account for more than 30 days; or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. (S) 9.10(b); or
(iii) an account otherwise acceptable to the applicable Rating Agencies, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Security.

          "FAIR MARKET VALUE": With respect to a given Property, the fair market value of such Property as if unencumbered by the Deed of Trust and any other Loan Documents granting a Lien on such Property in favor of Lender, as reasonably determined by Lender.

          "FISCAL YEAR": each twelve month period commencing on January 1 and ending on December 31 during each year of the Term.

          "GAAP": generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

          "GENERAL PARTNER":  Saul QRS, Inc., a Maryland corporation.

          "GOVERNMENTAL AUTHORITY": any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

          "INDEPENDENT DIRECTOR": an individual reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment as a director, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer or employee of, Borrower or any of its shareholders, subsidiaries or Affiliates (provided, however, that an individual
                                          --------
holding 500 shares or less of Saul Centers, Inc. may be an Independent Director if such individual meets the remaining conditions set forth in this definition),
(ii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or Affiliates, (iii) a Person Controlling any such shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the General Partner.

          "INTEREST RATE":  a rate of interest equal to 7.67% per annum.

          "LEASE": any lease, or, to the extent of the interest therein of Borrower, any sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any person is granted a possessory interest in, or right to use or occupy, any space in a given Property, and every modification, amendment or other agreement relating thereto and every guaranty or other agreement entered into in connection therewith.

          "LEGAL REQUIREMENTS": statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting all or part of the Property or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property, including any that may (i) require repairs, modifications or alterations in or to all or part of the Property, or
(ii) in any way limit the use and enjoyment thereof.

          "LIEN": any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest or any other encumbrance, charge or transfer of, on or affecting all or part of the Property or any interest therein, or in Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

          "LOAN DOCUMENTS": this Agreement and all other documents, agreements and instruments evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof:
(i) Note made by Borrower to Lender in the principal amount of the Loan (the "NOTE"), (ii) the various deeds of trust made by Borrower for the benefit of Lender, more particularly described on Schedule 9 hereto (collectively, the
                                       ----------
"DEEDS OF TRUST"), which cover the Properties, (iii) Assignments of Leases and Rents from Borrower to Lender (collectively, the "ASSIGNMENTS OF LEASES"), (iv) Assignments of Agreements from Borrower to Lender (collectively, the "ASSIGNMENTS OF AGREEMENTS"), (v) Deposit Account Agreement among Borrower, Lender, Manager and LaSalle National Bank (the "DEPOSIT ACCOUNT AGREEMENT"), and
(vi) that certain agreement by and among the Clearing Bank, Borrower and Lender relating to the Clearing Account (the "CLEARING ACCOUNT AGREEMENT"); as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

          "MANAGEMENT AGREEMENT": the management agreement dated July 31, 1994, between Borrower and Manager, as modified by an amendment of even date herewith, pursuant to which Manager is to manage the Properties.

          "MANAGEMENT FEE": the fee payable to Manager under the Management Agreement.

          "MANAGER": Saul Holdings Limited Partnership, a Maryland limited partnership.

          "MATURITY DATE": the date on which the final payment of principal of the Note (or the Defeased Note, if applicable) becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

          "NACC":  Nomura Asset Capital Corporation, a Delaware corporation.


          "NET OPERATING INCOME": for any period, all Operating Income during such period minus all Operating Expenses during such period; determined by audit or in accordance with other agreed-upon procedures determined by Lender; provided that Net Operating Income shall not include payments to be received in respect of U.S. Obligations purchased in connection with a Defeasance.

          "OFFICERS' CERTIFICATE": a certificate delivered to Lender by Borrower which is signed by a senior executive officer of the General Partner.

          "OPERATING EXPENSES": for any period, all expenditures by or on behalf of Borrower as and to the extent required to be expensed or allowed to be expensed and in fact expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair or leasing of the Property, including (i) Management Fees; Insurance Premiums; bank charges; expenses for accounting, advertising, marketing, architectural services, utilities, extermination, cleaning, trash removal, window washing, landscaping and security; and reasonable and necessary legal expenses incurred in connection with the operation of the Property; (ii) Taxes and Other Charges (excluding fines, penalties, interest or Taxes or Other Charges payable by reason of Borrower's failure to pay an imposition timely); (iii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of Borrower or its Affiliate engaged in the repair, operation or maintenance of the Property; and (iv) the cost of tenant improvements, routine interior and exterior maintenance, repairs and minor alterations; provided that Operating Expenses will not include Debt Service, Capital Expenses, non-cash items such as depreciation and amortization or any extraordinary one-time expenditures not considered operating expenses under GAAP.

          "OPERATING INCOME": for any period, all regular on-going revenues actually received by Borrower from the operation of the Property during such period, including (i) Rents and (ii) all other amounts received which in accordance with GAAP are required to be or are included in Borrower's annual financial statements as operating income of the Property; provided, that Operating Income will not include income from non-recurring income sources, advance Rents or other payments, deposits, escrows, any income otherwise includable in Operating Income but paid to a Person other than Borrower, or income from a sale, financing or other capital transaction.

          "OPTIONAL PREPAYMENT DATE":  October 11, 2012.

          "OTHER CHARGES": all ground rents, impositions other than Taxes, and any other charges now or hereafter levied or assessed or imposed against a Property or any part thereof, including maintenance charges, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property.

          "PAYMENT DATE": the 11th day of each calendar month or, if in any month the 11th day is not a Business Day, then the Payment Date for such month shall be the first Business Day thereafter.

  "PERMITTED ENCUMBRANCES": (a) the Liens created by the Loan Documents, (b) all Liens and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes or Other Charges not yet payable or delinquent, (d) such customary easements for utilities as Borrower may from time to time grant or enter into, in its reasonable discretion, which easements shall not require Lender's prior approval, provided that the same do not adversely affect the
                         --------
value or marketability of any Property, and (e) such other title and survey exceptions as Lender approves in writing in Lender's sole discretion.

          "PERMITTED TRANSFERS": (i) a Lease entered into in accordance with the Loan Documents, (ii) a Special Transfer or (iii) a Transfer of a limited partnership interest in Borrower, a direct or indirect interest in a limited partner of Borrower or stock in the General Partner if either (A) such Transfer would not cause the transferee to increase its direct or indirect interest in Borrower or its stock in the General Partner to an amount which equals or exceeds 49%, or (B) Borrower shall have delivered (or caused to be delivered)
(1) to Lender, written confirmation from the applicable Rating Agencies that such Transfer will not cause a qualification, withdrawal or downgrading of the ratings in effect immediately prior to such Transfer for the Securities then outstanding and (2) to Lender and the applicable Rating Agencies, a substantive non-consolidation opinion with respect to Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies.

          "PERSON": any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "POOLING AND SERVICING AGREEMENT": the Servicing Agreement entered into with the Servicer in connection with any Securitization.

          "PROPERTIES": shall mean, collectively, the parcels of real property and improvements thereon owned by Borrower and encumbered by a Deed of Trust, together with all rights pertaining to the property and improvements, as more particularly described in the Granting Clauses of the Deeds of Trust and referred to therein as the "Property" or the "Trust Property," as the case may be. A list of the Properties and their respective locations is set forth in

SCHEDULE 2.
----------

          "RATING AGENCY": each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, Inc. or any other nationally-recognized statistical rating agency which has been approved by Lender.


          "RELEASE AMOUNT": with respect to (i) a given Property, other than the Seven Corners Property, for which Borrower is seeking a release of Lien pursuant to Section 2.4.2 hereof, one hundred ten percent (110%) of the Allocated Loan Amount for such Property and (ii) the Seven Corners Property, if Borrower is seeking a release of Lien for the same pursuant to Section 2.4.2 hereof, one hundred twenty percent (120%) of the Allocated Loan Agreement for such Property;

provided, however, that notwithstanding clause (i) of this paragraph, at such
--------  -------
time as no more than four (4) of the Properties remain encumbered by the Liens of the respective Deeds of Trust, the Release Amounts for each of the Properties which have not yet been so released shall equal one hundred twenty percent (120%) of the Allocated Loan Amount for such Property and provided further that,
                                                          -------- -------
in the case of any Property for which Borrower is seeking a release of Lien pursuant to Section 7.4.3 hereof, the Release Amount shall be one hundred percent (100%) of the Allocated Loan Amount for such Property. In no event shall the Release Amount for any Property or Properties exceed the outstanding balance of the Note or the Undefeased Note, as the case may be.

          "RELEASE DATE": the earlier of (i) three years after the date hereof and (b) two years from the "start-up day" (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust.

          "REMIC": a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          "REMIC TRUST":  a REMIC that holds the Note.

          "RENTS": all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale of the Property or any Lease, and proceeds, if any, from business interruption or other loss of income insurance.

          "REVISED INTEREST RATE": the per annum rate of interest that is the greater of (i) the Interest Rate plus 5% and (ii) the Treasury Rate on the Optional Prepayment Date plus 5%.

          "SECURITY DEPOSIT ACCOUNT": that certain account established and maintained by Lender at the Deposit Bank for the purpose of holding all security deposits of lessees under Leases.

          "SERVICER": the entity appointed by Lender to service the Loan or its successor in interest, or if any successor servicer is appointed pursuant to the Pooling and Servicing Agreement, such successor servicer.

          "SEVEN CORNERS PROPERTY": the real property and improvements, together with all rights pertaining thereto, owned by Borrower and located in Falls Church, Virginia.

          "SPECIAL TRANSFER": the sale by the original Borrower of all of the Properties to one purchaser of all of the obligations of Borrower under the Loan Documents; provided Lender shall have received (i) evidence in writing from the applicable Rating Agencies to the effect that such a sale and assumption will not result in a qualification, withdrawal or downgrading of the ratings in effect immediately prior to such sale for the Securities then outstanding. and
(ii) all reasonable out-of-pocket expenses incurred by Lender in connection with such assumption.

          "STATE":  the state in which a given Property is located.

          "STATED MATURITY DATE":  October 11, 2022.

          "TAXES": all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against all or part of the Property.

          "TERM": the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

          "TITLE INSURANCE POLICIES": collectively, the mortgagee title insurance policies, in form acceptable to Lender, issued with respect to the Properties and insuring the liens of the Deeds of Trust.

          "TRANSFER": any sale, conveyance, transfer, Lease (including any amendment, extension, modification, waiver or renewal thereof), assignment, mortgage, pledge, grant of a security interest or hypothecation, whether by law or otherwise, of or in (i) all or part of the Property (including any legal or beneficial direct or indirect interest therein), (ii) any direct or indirect interest in Borrower, or (iii) any stock in the General Partner.

          "TREASURY RATE": as of the Optional Prepayment Date, the linear interpolation of the bond equivalent yields as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" (or such other recognized source of financial market information as lender shall select) for the week ending prior to the Optional Prepayment Date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the remaining term of the Note as of the Optional Prepayment Date.

          "UCC": with respect to any given Property, the Uniform Commercial Code as in effect in its State.

          "U.S. OBLIGATION": direct non-callable obligations of the United States of America.

          "YIELD MAINTENANCE PREMIUM": the amount (if any) which, when added to the unpaid Principal or the principal amount of the Defeased Note, as applicable, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

          I.2  INDEX OF OTHER DEFINITIONS  .  The following terms are defined in
               --------------------------
the sections or Loan Documents indicated below:

          "Accrued Interest" - 2.2.2

          "Annual Budget" - 5.9.5
          "Award" - 7.3.2
          "Capital Budget" - 5.9.5
          "Capital Reserve Fund" - 3.4.1
          "Capital Reserve Subaccount" - Deposit Account Agreement "Casualty" - 7.1.3
          "Casualty/Condemnation Prepayment" - 2.3.2
          "Casualty/Condemnation Subaccount" - Deposit Account Agreement "Clearing Account" - 3.1
          "Clearing Bank" - 3.1
          "Condemnation" - 7.3.1
          "Defeasance" - 2.3.3
          "Defeasance Date" - 2.3.3
          "Defeased Note" - 2.3.3
          "Disclosure Document" - 9.1.2
          "Environmental Laws" - 4.1.32
          "Equipment" - Deeds of Trust
          "Event of Default" - 8.1
          "Exchange Act" - 9.1.2
          "Funds" - 3.8
          "Hazardous Substances" - 4.1.32
          "Improvements" - Deeds of Trust
          "Insurance Premiums" - 7.1.2
          "Insured Casualty" - 7.2.2
          "Lender's Consultant" - 5.10.1
          "Liabilities" - 9.1.3
          "Licenses" - 4.1.22
          "Loan" - 2.1
          "Lockbox Event" - 3.1
          "Lockbox Termination" - 3.1
          "Monthly Debt Service Payment Amount"- 2.2.1
          "Nomura" - 9.1.2
          "Nomura Group" - 9.1.2
          "Operating Budget" - 5.9.5
          "Operating Expense Subaccount" - Deposit Account Agreement "Permitted Investments" - Deposit Account Agreement
          "Policies" - 7.1.2
          "Principal" - 2.1
          "Provided Information" - 9.1
          "Registration Statement" - 9.1.3
          "Remedial Work" - 5.10.2
          "Required Records" - 5.9.6
          "Required Repair Fund" - 3.2.1
          "Required Repairs" - 3.2.1
          "Restoration" - 7.4.1

          "Rollover Letter of Credit" - 3.9
          "Rollover Reserve Fund" - 3.5.1
          "Rollover Reserve Subaccount" - Deposit Account Agreement "Scheduled Defeasance Payments" - 2.3.3
          "Securities" - 9.1
          "Securities Act" - 9.1.2
          "Securitization" - 9.1

          "Security Agreement" - 2.3.3
          "Special Purpose Bankruptcy Remote Entity" - 5.15
          "Subaccounts" - Deposit Account Agreement
          "Successor Borrower" - 2.3.3
          "Tax and Insurance Escrow Fund" - 3.3.1
          "Tax and Insurance Escrow Subaccount" - Deposit Account Agreement "Undefeased Note" - 2.3.3
          "Underwriter Group" - 9.1.2

          I.3  PRINCIPLES OF CONSTRUCTION  .  Unless otherwise specified, (i)
               --------------------------
all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

II.  GENERAL
     -------

          II.1  THE LOAN  .  Lender is making a loan (the "LOAN") to Borrower on
                --------
the date hereof, in the aggregate original principal amount (the "PRINCIPAL") of $147,000,000.00, which shall mature on the Stated Maturity Date. Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used solely to (i) repay and discharge any existing loans relating to the Properties, (ii) fund the Tax and Insurance Escrow Fund and the Required Repair Fund, and (iii) pay approved costs and expenses incurred in connection with the Loan. No amount repaid in respect of the Loan may be reborrowed.

          II.2  INTEREST; MONTHLY PAYMENTS  .
                --------------------------

          II.2.1  GENERALLY  .  (a)  From the date hereof to but not including
                  ---------
the Optional Prepayment Date, Borrower shall pay interest on the unpaid Principal at the Interest Rate. From and after the Optional Prepayment Date, interest on the unpaid Principal shall accrue at the Revised Interest Rate and be payable as provided in Sections 2.2.2 and 2.2.3(b).

          (b   On the date hereof, Borrower shall pay interest on the unpaid
Principal from the date hereof through October 10, 1997. On November 11, 1997 and each Payment Date thereafter through and including the Maturity Date, the Principal and interest thereon at the Interest Rate shall be payable in equal monthly installments of $1,102,623.87 (the "MONTHLY DEBT SERVICE PAYMENT

AMOUNT"); which is based on the Interest Rate and a 300-month amortization schedule. The Monthly Debt Service Payment Amount due on any Payment Date shall first be applied to the payment of interest accrued from the 11th day of the month preceding the Payment Date through the 10th day of the month in which the Payment Date occurs, notwithstanding that the Payment Date may not have been the 11th day of such month because the 11th day of such month is not a Business Day. The remainder of such Monthly Debt Service Payment Amount shall be applied to the reduction of the unpaid Principal.


          II.2.2  ACCRUED INTEREST  .    From and after the Optional Prepayment
                  ----------------
Date, all interest accruing in respect of the unpaid Principal in excess of the Interest Rate ("ACCRUED INTEREST") shall, to the extent not paid, be deferred, be added to the Debt and, to the extent permitted by applicable law, accrue interest at the Revised Interest Rate, compounded monthly. All Accrued Interest shall be due and payable on the Maturity Date.

          II.2.3  PROPERTY CASH FLOW ALLOCATION    (a   On each Payment Date
                  -----------------------------
during every period commencing on the occurrence of a Lockbox Event and ending on the date of the Lockbox Termination relating to such Lockbox Event, any Rents deposited into the Deposit Account during the immediately preceding calendar month shall, subject to Section 3.8 hereof, be applied as follows in the following order of priority: (i) First, to make required payments to the Tax and Insurance Escrow Fund for each of the Properties; (ii) Second, to Lender to pay the Monthly Debt Service Payment Amount (plus, if applicable, interest at the Default Rate); (iii) Third, to make required payments to the Capital Reserve Fund for each of the Properties; (iv) Fourth, to make required payments to the Rollover Reserve Fund for each of the Properties; (v) Fifth, payments for Approved Operating Expenses for each of the Properties; and (vi) Lastly, payment to Borrower of any excess amounts.

          (b   Commencing on the first Payment Date after the Optional
Prepayment Date and continuing on each Payment Date thereafter until the entire Debt has been paid in full, and at any time during the continuance of an Event of Default (subject to the right of Lender, to apply Rents to the Debt following an Event of Default, as provided in Section 10(a)(viii) of the Deeds of Trust), any Rents deposited into the Deposit Account (or otherwise received by Borrower) during the immediately preceding calendar month shall be applied by Lender as follows in the following order of priority: (i) First, to make required payments to the Tax and Insurance Escrow Fund for each of the Properties; (ii) Second, to Lender to pay the Monthly Debt Service Payment Amount (plus, if applicable, interest at the Default Rate); (iii) Third, payments for Approved Operating Expenses for each of the Properties; (iv) Fourth, to make required payments to the Capital Reserve Fund for each of the Properties; (v) Fifth, to make required payments to the Rollover Reserve Fund for each of the Properties;
(vi) Sixth, payments to Lender to prepay the unpaid Principal until paid in full; (vii Seventh, payments to Lender to be applied against Accrued Interest and interest accrued thereon; and (viii) Lastly, payment to Borrower of any excess amounts.

          II.2.4  DEFAULT RATE.  After the occurrence and during the
                  ------------
continuance of an Event of Default, the entire unpaid Principal shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law. Payment or acceptance of interest at the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of Lender.

          II.3  LOAN REPAYMENT AND DEFEASANCE.
                -----------------------------


          II.3.1  REPAYMENT.   Borrower shall repay any unpaid Principal in
                  ---------
full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment. Other than as set forth in Sections 2.3.2, 2.3.3 and 7.4.3 below, Borrower shall have no right to prepay all or any portion of the Principal before the sixth Payment Date immediately preceding the Optional Prepayment Date. From and after the sixth Payment Date immediately preceding the Optional Prepayment Date, the Principal may be prepaid in whole or in part without penalty or premium.

          II.3.2  MANDATORY PREPAYMENTS.  The Loan is subject to mandatory
                  ---------------------
prepayment, without premium or penalty (other than in connection with such a prepayment while an Event of Default exists), in certain instances of Insured Casualty or Condemnation (each a "CASUALTY/CONDEMNATION PREPAYMENT"), in the manner and to the extent set forth in Section 7.4.2. Each Casualty/Condemnation Prepayment shall be made on a Payment Date and include all accrued and unpaid interest on the Principal prepaid up to but not including such Payment Date or, if not paid on a Payment Date, include interest that would have accrued on the Principal prepaid to but not including the next Payment Date.

          II.3.3  VOLUNTARY DEFEASANCE OF THE NOTE.  (a) Subject to the terms
                  --------------------------------
and conditions set forth in this Section 2.3.3, Borrower may defease all or any portion of the Principal (hereinafter, a "DEFEASANCE"); provided, that no such Defeasance may occur prior to the Release Date. Each Defeasance shall be subject, in each case, to the satisfaction of the following conditions precedent:

               (i   Borrower shall provide not less than thirty (30) days' prior written notice to Lender specifying a Payment Date (the "DEFEASANCE DATE") on which the Defeasance is to occur. Such notice shall indicate the amount of Principal to be defeased (and, if such Defeasance involves the release of any Property pursuant to Section 2.4.2 hereof, such notice shall also identify such Property or Properties).

               (ii   Borrower shall pay to Lender (A) all accrued and unpaid
     interest on the unpaid Principal to but not including the Defeasance Date,
     (B) all other sums, not including scheduled interest or Principal payments, then due under the Loan Documents, (C) the required Defeasance Deposit for such Defeasance, and (D) all reasonable costs and expenses of Lender incurred in the Defeasance, including any costs and expenses associated with a release of Lien as provided in Section 2.4 and reasonable attorney's fees and expenses. If for any reason the Defeasance Date is not a Payment Date, Borrower shall also pay interest that would have accrued on the Note to but not including the next Payment Date.

               (iii   Except in the case of a Defeasance of the entire
     outstanding Principal balance of the Note, no Event of Default shall exist (unless such Event of Default relates solely to the Property or Properties to be released in connection with a partial Defeasance).

               (iv   If only a portion of the unpaid Principal is the subject of the Defeasance, Borrower shall execute and deliver all necessary documents to amend and restate the Note and issue two substitute notes: one having a principal balance equal to the defeased portion of the original Note (the "DEFEASED NOTE") and the other having a principal balance equal to the undefeased portion of the original Note (the "UNDEFEASED NOTE"). The Defeased Note and Undefeased Note shall have terms identical to the terms of the Note, except for the principal balance. A Defeased Note cannot be the subject of any further Defeasance.


               (v   Borrower shall execute and deliver a security agreement, in form and substance satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with this Section 2.3.3 (the "SECURITY AGREEMENT").

               (vi   Borrower shall deliver (A) an opinion of counsel for
     Borrower in form satisfactory to Lender in its sole discretion stating, among other things, that (1) Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and (2) such U.S. Obligations have been validly assigned to the REMIC Trust, (B) if required by the applicable Rating Agencies, a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies, (C) an Officer's Certificate certifying that the requirements set forth in this
     Section 2.3.3(a) have been satisfied, (D) a certificate from an independent certified public accountant certifying that the amounts of the U.S. Obligations comply with all of the requirements of this Agreement, and (E) such other certificates, documents or instruments as Lender may reasonably request.
 .
               (vii   Lender shall receive evidence in writing from the
     applicable Rating Agencies to the effect that such Defeasance will not result in a qualification, withdrawal or downgrading of the ratings in effect immediately prior to such Defeasance for the Securities then outstanding.

          (b   In connection with each Defeasance, Borrower hereby appoints
Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations (which purchases, if made by Lender, shall be made by Lender on an arms-length basis at then prevailing market rates) which provide payments on or prior to, but as close as possible to, all successive Payment Dates after the Defeasance Date through and including the Optional Prepayment Date, for the entire unpaid Principal in the case of a Defeasance, or for the principal amount of the Defeased Note, in the case of a Defeasance for only a portion of the unpaid Principal (including, on the Optional Prepayment Date, the unpaid Principal of either the Note or the Defeased Note), and in amounts equal to the scheduled payments due on such dates under the Note or the Defeased Note, as applicable (the "SCHEDULED DEFEASANCE PAYMENTS"). Borrower, pursuant to the

Security Agreement or other appropriate document, shall irrevocably authorize and direct that the payments received from the U.S. Obligations be made directly to Lender and applied to satisfy the obligations of Borrower under the Note or the Defeased Note, as applicable. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this
Section 2.3.3(b) and satisfy Borrower's obligations under Section 2.3 or 2.4 shall be remitted to Borrower. Any amounts received in respect of the U.S. Obligations in excess of the amounts necessary to make monthly payments pursuant to Section 2.2 shall be retained by Lender until payment in full of the Debt. Semi-annual payments in respect of U.S. Obligations shall be applied to payments under the Note or the Defeased Note, as applicable, as the same become due thereunder.

          (c   If  requested by Borrower in connection with any Defeasance under this Section 2.3.3, NACC shall establish or designate a successor entity (the "SUCCESSOR BORROWER") and Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the pledged U.S. Obligations, to such Successor Borrower. The obligation of NACC to establish or designate a Successor Borrower shall be retained by NACC notwithstanding the sale or transfer of this Agreement unless such obligation is specifically assumed by the transferee. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement, and Borrower shall be relieved of its obligations thereunder. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note in accordance with this
Section 2.3.3, but Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by Lender, including Lender's reasonable attorneys' fees and expenses, incurred in connection therewith. For purposes of this Section 2.3.3(c), the term "NACC" shall include NACC and its successors and assigns.

          II.4  RELEASE OF PROPERTY.   Except as set forth in this Section
                -------------------
2.4, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Deed of Trust on any Property.

          II.4.1  RELEASE OF ALL OF THE PROPERTIES.  (a) If Borrower has
                  --------------------------------
elected to defease the Note in its entirety, and the requirements of Section 2.3 have been satisfied, the Properties shall be released from the Lien of the Deeds of Trust, and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

          (b   In connection with the releases of the Lien, Borrower shall submit to Lender, not less than ten (10) days prior to the Defeasance Date, a form of release for execution by Lender appropriate in the States in which the Properties are located and satisfactory to Lender in its reasonable discretion and all other documentation Lender requires to be delivered by Borrower, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement.

          II.4.2  RELEASE OF INDIVIDUAL PROPERTIES.  Borrower on one or more
                  --------------------------------
occasions may obtain (i) the release of an individual Property from the Lien of the Deed of Trust thereon (and related Loan Documents) and (ii) the release of Borrower's obligations under the Loan Documents with respect to such Property (other than those expressly stated to survive), upon payment of the applicable Release Amount and satisfaction of each of the following conditions:

          (a   In connection with a Defeasance of the Note under Section 2.3.3, the principal balance of the Defeased Note shall equal or exceed the Release Amount and the requirements of Section 2.3.3, shall have been satisfied.


          (b   Borrower shall submit to Lender, not less than ten (10) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Property (for execution by Lender) in a form appropriate in each jurisdiction in which the Property is located satisfactory to Lender in its reasonable discretion and all other documentation Lender requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released).

          (c   With respect to any release of an individual Property, after giving effect to such release, the Debt Service Coverage Ratio for all of the Properties then remaining subject to the Liens of the Deeds of Trust shall be equal to the greater of (i) the Debt Service Coverage Ratio on the Closing Date and (ii) the Debt Service Coverage Ratio on the date of the release of such Property.

          II.4.3  RELEASE ON PAYMENT IN FULL.   Lender shall, upon the written
                  --------------------------
request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release the Liens of the Deeds of Trust if not theretofore released.

          II.4.4  RELEASE OF PORTION OF SEVEN CORNERS PROPERTY.    (a) Lender
                  --------------------------------------------
agrees that it will release the portion of the Seven Corners Property described in Schedule 11 annexed hereto (the "Released Property") from the lien of the
   -----------
applicable Deed of Trust for development as a hotel project, with up to 30,000 square feet of compatible retail space, substantially in accordance with the existing Agreement dated December 11, 1995, between Borrower and the Board of Supervisors of Fairfax County, Virginia, recorded in Deed Book 9612, Page 1848 in the office of the Fairfax County Clerk (it being understood and agreed that any such development which deviates materially from the terms and provisions of such Agreement shall be subject to Lender's prior consent (not to be unreasonably withheld or delayed)) at Borrower's request and without the requirement of the payment of the applicable Release Amount (or any portion thereof), on the following terms and conditions: (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Released Property and the portion of the Seven Corners Property remaining encumbered by the Deed of Trust (the "Remaining Property") shall constitute separate tax lots, (iii) the Released Property and the Remaining Property shall, subject to the provisions of Section 2.4.4(b) below, be legally subdivided, (iv) Borrower shall deliver to Lender an updated survey showing the Released Property and the Remaining Property, (v) the Released Property shall be transferred to and developed by an Affiliate of Borrower, (vi) the transferee of the Released Property and Borrower shall enter into a reciprocal easement agreement, satisfactory in all respects to Lender, which shall provide for pedestrian and vehicular access to and from the Remaining Property, easements for all utility services provided to the Remaining Property over or across the Released Property, easements benefitting the Remaining Property for parking on the Released Property and the completion by the transferee of all improvements on the Released Property required for the continued compliance of the Remaining Property with all applicable Legal Requirements, (vii) Borrower shall provide Lender with an endorsement to the Title Insurance Policy relating to the Seven Corners Property confirming the matters described in clauses (ii) and (iii) above, insuring that the lien of the Deed of Trust on the Remaining Property is unaffected by the release of the Released Property therefrom and insuring Lender's lien on Borrower's interest in the foregoing reciprocal easement agreement, (viii) Borrower shall furnish Lender with evidence reasonably satisfactory to Lender that the Improvements located on the Remaining Property shall continue to be in compliance with applicable Legal Requirements notwithstanding such subdivision, the failure (if any) of the transferee to complete the planned improvements thereon, and any violations of Legal Requirements on or by the Released Property, and (ix) Borrower shall deliver to Lender such documents or instruments as Lender may reasonably require and shall pay the reasonable out of pocket costs incurred by Lender in connection with such release.

          (b) Notwithstanding anything to the contrary contained in Section 2.2.4(a) above, if Borrower reasonably determines that it is unable to cause the Released Property to be legally subdivided from the Remaining Property, then Borrower shall have the right, upon notice to Lender, prior to development of the Released Property as provided herein, to enter into a long-term ground lease of the Released Property on the terms and conditions set forth in this Section 2.2.4(b). Such ground lease shall be a "triple-net" lease with an Affiliate of Borrower and shall be otherwise in form and substance reasonably satisfactory to Lender. In connection with any such ground lease and as a condition precedent to the release of the Released Property, Borrower shall deliver to Lender (i) a currently dated substantive non-consolidation opinion of Borrower's counsel, covering (inter alia) Borrower, the General Partner and the ground lessee, and otherwise in form and substance reasonably satisfactory to Lender and (ii) written confirmation, reasonably satisfactory to Lender, from the appropriate rating agency or agencies, that the rating(s) of Securities issued in the Securitization (if any) will not be downgraded as a result of the proposed ground lease and release of the Released Property from the lien of the applicable Deed of Trust. Upon satisfaction of all of the conditions set forth herein and in Section 2.2.4(a) above (other than subdivision as provided clause
(iii) thereof and the other conditions therein that are applicable only in the case of a subdivision), Lender shall release the Released Property from the lien of the applicable Deed of Trust.

          II.5  PAYMENTS AND COMPUTATIONS.
                -------------------------

          II.5.1  MAKING OF PAYMENTS.  Each payment by Borrower hereunder or
                  ------------------
under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter.

          II.5.2  COMPUTATIONS.  Interest payable hereunder or under the Note
                  ------------
shall be computed on the basis of the actual number of days elapsed and a 360-day year.

          II.5.3  LATE PAYMENT CHARGE.  If any Principal, interest or other
                  -------------------
sum due under any Loan Document is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of four (4%) percent of such unpaid sum or the maximum amount permitted by applicable law, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

III.  CASH MANAGEMENT; ESCROWS AND RESERVES
      -------------------------------------


          III.1  CASH MANAGEMENT ARRANGEMENTS.  All Rents shall be transmitted
                 ----------------------------
directly by tenants of each of the Properties into an account of Borrower (the "CLEARING ACCOUNT") maintained by Borrower at a local bank selected by Borrower (the "CLEARING BANK"). All Rents received by Borrower or Manager shall be deposited into the Clearing Account within one (1) Business Day of receipt. Borrower may, in its sole discretion, withdraw and dispose of any and all amounts on deposit from time to time in the Clearing Account, until (x) the Optional Prepayment Date occurs or (y) if earlier, a Lockbox Event occurs, and Lender has given notice to the Clearing Bank of such event as required by the provisions of the Clearing Account Agreement. Subject to the provisions of this
Section 3.1, (a) from and after the occurrence of a Lockbox Event, and until the Lockbox Termination (if any) in respect of such Lockbox Event, and (b) in any case, from and after the Optional Prepayment Date, all funds on deposit in the Clearing Account shall be swept by the Clearing Bank on a daily basis into the Deposit Account and applied and disbursed in accordance with this Agreement and the Deposit Account Agreement. The Deposit Account and all Subaccounts shall at all times be Eligible Accounts. A "LOCKBOX EVENT" shall mean (i) either (A) the failure by Borrower to pay any Monthly Debt Service Payment Amount, or any payment into any Fund, within five (5) days after the due date thereof, or (B) an Event of Default other than the failure by Borrower to pay when due any Monthly Debt Service Payment Amount or payment into any Fund, and (ii) the giving by Lender to the Clearing Bank of notice of such failure or Event of Default, in accordance with the terms and provisions of the Clearing Account Agreement. "LOCKBOX TERMINATION" shall mean the giving by Lender to the Clearing Bank, in accordance with the terms and provisions of the Clearing Account Agreement, of a notice and direction to terminate such sweeping of funds into the Deposit Account. Lender shall be required to give a Lockbox Termination notice to the Clearing Bank if and only if, for one year after the occurrence of a Lockbox Event, no Event of Default shall have occurred and, as of the end of such one-year period, the Debt Service Coverage Ratio shall be at least equal to the Debt Service Coverage Ratio immediately prior to such Lockbox Event. Upon a Lockbox Termination, the sweep of funds from the Clearing Account to the Deposit Account shall cease until the earlier of the occurrence of another Lockbox Event or the Optional Prepayment Date.

          III.2  REQUIRED REPAIRS; REQUIRED REPAIR FUNDS.
                 ---------------------------------------

          III.2.1  REQUIRED REPAIRS: DEPOSITS.  Borrower shall perform and
                   --------------------------
complete each item of the repairs at the Properties described on SCHEDULE 5 (the
                                                                 ----------
"REQUIRED REPAIRS") on or before the deadline for such item set forth on

SCHEDULE 5.  On the date hereof, Borrower shall deposit with Lender the amount
----------
set forth on SCHEDULE 5 (the "REQUIRED REPAIR FUND").
             ----------


          III.2.2  RELEASE OF REQUIRED REPAIR FUNDS.  Lender shall disburse
                   --------------------------------
the Required Repair Fund to Borrower within thirty (30) days after the delivery by Borrower to Lender of a request therefor, accompanied by the following items, provided that on the date such payment is to be made, no Default or Event of Default shall have occurred and be continuing: (i) an Officer's Certificate (A) certifying that all Required Repairs have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs and (C) stating that each such Person has been or, upon receipt of the requested disbursement, will be paid in full, (ii) copies of appropriate Lien waivers or other evidence of payment satisfactory to Lender, (iii) at Lender's option, a title search for the Property indicating that it is free from all Liens not previously approved by Lender (other than Permitted Encumbrances as to which this Agreement expressly provides that Lender's prior approval is not required), (iv) a copy of each License required by applicable law in connection with such Required Repairs in question, and (v) such other evidence as Lender shall reasonably request that the Required Repairs have been completed and paid for.

          III.3  TAX AND INSURANCE ESCROW FUND.
                 -----------------------------

          III.3.1  TAX AND INSURANCE ESCROW FUND.  Subject to Sections 3.3.2
                   -----------------------------
and 3.9 hereof, Borrower shall pay to Lender on each Payment Date (i) one-twelfth of the Taxes that Lender estimates will be payable during the next twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (ii) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the amounts in the foregoing clauses (i) and (ii) being called the "TAX AND INSURANCE ESCROW FUND"). Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.2 and 7.1, or to reimburse Borrower for such amounts upon presentation of evidence of payment and an Officer's Certificate in form and substance satisfactory to Lender; subject, however, to Borrower's right to contest Taxes in accordance with Section 5.2 In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 5.2 and 7.1. Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. If at any time Lender determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the Taxes or Insurance Premiums next coming due, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be.


          III.3.2  PAYMENT OF INSURANCE PREMIUMS BY BORROWER.  Notwithstanding
                   -----------------------------------------
any provisions to the contrary contained in Section 3.3.1 above or elsewhere in this Agreement, for so long as (i) Borrower shall pay all Insurance Premiums on a monthly basis when due, (ii) Borrower shall submit to Lender, promptly thereafter, evidence satisfactory to Lender of each such monthly payment, and
(iii) no Event of Default shall exist, Borrower shall be required to maintain on deposit with Lender only an amount equal to one-twelfth of the annual Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof, and shall not be required pay to Lender the additional monthly deposits for Insurance Premiums described in clause (ii) of Section 3.3.1 above. If any of the conditions described in clauses (i) through (iii) of this Section 3.3.2 shall cease at any time to be met, Borrower shall, commencing with the first Payment Date occurring after the failure of such condition and on each Payment Date thereafter, deposit with Lender the amounts described in Section 3.3.1 above in respect of Insurance Premiums (in addition to the amounts required to be deposited in respect of Taxes), subject to and in accordance with the provisions thereof.


          III.4  CAPITAL RESERVE FUND.
                 --------------------

          III.4.1  CAPITAL RESERVE FUND.  Borrower shall pay to Lender on each
                   --------------------
Payment Date (in addition to other payments required hereunder) a monthly installment of $24,435, as such monthly installment may be proportionately reduced from time to time by Lender, in connection with the release of one or more Properties as provided in Sections 2.4.2 and 7.4.3, to the extent applicable (the "CAPITAL RESERVE FUND"). If the amount of the Capital Reserve Fund shall exceed the amounts due for Approved Capital Expenses pursuant to the terms hereof, Lender shall, in its discretion, return any excess to Borrower or, if future Capital Reserve Fund payments are then required, credit such excess against such future payments.

          III.4.2  PAYMENT OF CAPITAL EXPENSES.   From time to time (but not
                   ---------------------------
more often than once per month), Lender shall disburse funds held in the Capital Reserve Fund to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request therefor, provided (i) no Event of Default shall have occurred and be continuing; (ii) such disbursement is for a Capital Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate from the appropriate Borrower certifying (v) the amount of funds to be disbursed, (w) that such funds will be used to pay Capital Expenses and a description thereof, (x) that all outstanding trade payables (other than those to be paid from the requested disbursement or those otherwise permitted to be outstanding under Section 6.8) have been paid in full, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been used to pay the previously identified Capital Expenses, and (B) reasonably detailed documentation as to the amount, necessity and purpose therefor.

          III.5  ROLLOVER RESERVE FUND.
                 ---------------------

          III.5.1  ROLLOVER RESERVE FUND.  Subject to Section 3.9 hereof,
                   ---------------------
Borrower shall pay to Lender $67,500 on each Payment Date (in addition to other payments required hereunder). Lender will apply such payments (the "ROLLOVER RESERVE FUND") to payment of Approved Leasing Expenses pursuant to the terms hereof. If the amount of the Rollover Reserve Fund shall exceed the amounts due for Approved Leasing Expenses pursuant to the terms hereof, Lender shall, in its discretion, return any excess to Borrower, credit such excess against future payments to the Rollover Reserve Fund or allocate such excess to other Subaccounts. If Lender determines in its reasonable judgment that the amount of the Rollover Reserve Fund will be insufficient to pay the amounts due or to become due for Approved Leasing Expenses, Lender may, in its reasonable discretion, adjust the monthly amounts required to be deposited into the Rollover Reserve Fund upon thirty (30) days' notice to Borrower. Alternatively, Lender may in its reasonable discretion determine that the amount of the Rollover Reserve Fund will exceed the amounts due or to become due for Approved Leasing Expenses, in which case Lender shall reduce the monthly amounts to be deposited therein.


          III.5.2  PAYMENT OF LEASING EXPENSES.  From time to time (but not
                   ---------------------------
more than once per month) Lender shall disburse funds held in the Rollover Reserve Fund to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request therefor, provided (i) no Event of Default shall have occurred and be continuing; (ii) such disbursement is for an Approved Leasing Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate from the appropriate Borrower certifying (v) the amount of funds to be disbursed, (w) that such funds will be used only to pay (or reimburse such Borrower for) Approved Leasing Expenses and a description thereof, (x) that all outstanding trade payables (other than those to be paid from the requested disbursement or those otherwise permitted to be outstanding under Section 6.8) have been paid in full, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been used only to pay (or reimburse such Borrower for) the previously identified Approved Leasing Expenses, and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor.

          III.6  PAYMENT OF APPROVED OPERATING EXPENSES.    From time to time
                 --------------------------------------
(1) after the occurrence of a Lockbox Event and prior to a Lockbox Termination and (2) after the Optional Prepayment Date (but in any event not more than once per month), Lender shall disburse funds held in the Operating Expense Subaccount to Borrower, provided (i) no Event of Default shall have occurred and be continuing; (ii) such disbursement is for an Approved Operating Expense; and
(iii) such disbursement is requested by Borrower in writing, accompanied by (A) an Officer's Certificate certifying (v) the amount of funds to be disbursed, (w) that such funds will be used to pay Approved Operating Expenses and a description thereof, (x) that all outstanding trade payables (other than those to be paid from the requested disbursement or those otherwise permitted to be outstanding under Section 6.8) have been paid in full, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and (B) reasonably detailed documentation as to the amount, necessity and purpose therefor. Subject to satisfaction of the preceding conditions, if Lender receives from Borrower a valid request for a disbursement for payment of Approved Operating Expenses for the then Current Month at least five Business Days prior to the Payment Date occurring in such Current Month, then the disbursement in respect of such Approved Operating Expenses shall be made to Borrower on such Payment Date. If Borrower shall fail to validly request a disbursement for payment of Approved Operating Expenses for the then Current Month at least five (5) Business Days prior to the Payment Date in such Current Month, then Lender shall retain in the Operating Expense Subaccount an amount equal to the anticipated Operating Expenses for the then Current Month as set forth in the approved Operating Budget for such month, and Lender shall, subject to satisfaction of the preceding conditions, disburse the same to Borrower five (5) Business Days after Lender receives a valid request therefor.


          III.7  SECURITY DEPOSITS.  During the continuance of any Event of
                 -----------------
Default, Borrower shall, upon Lender's request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender subject to the terms of the Leases. Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described, (ii) be issued by an institution reasonably satisfactory to Lender, (iii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender) and (iv) in all respects, comply with any applicable Legal Requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower's compliance with the foregoing.

          III.8  GRANT OF SECURITY INTEREST; APPLICATION OF FUNDS.  As
                 ------------------------------------------------
security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all of Borrower's right, title and interest in and to the Required Repair Fund, the Tax and Insurance Escrow Fund, the Capital Reserve Fund and the Rollover Reserve Fund (collectively, the "FUNDS"). Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Fund, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-l Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Fund to the payment of the Debt and/or to the payment of Required Repairs, Taxes, Insurance Premiums, Capital Expenses, Approved Leasing Expenses and/or Operating Expenses, in any order in its sole discretion. No Fund shall constitute a trust fund and may be commingled with other monies held by Lender. Sums in each Fund shall be held by Lender in a Subaccount and invested in Permitted Investments. Earnings or interest, if any, on each Fund shall become part of such Fund and shall be disbursed as provided herein for such Fund. Lender shall not be liable for any loss sustained on the investment of any funds constituting any Fund. Amounts disbursed to Borrower under Sections 3.2 through 3.7 shall be used by Borrower solely to pay the expenses for which such disbursement is requested.

          III.9  SECURITY IN LIEU OF DEPOSITS.  Provided no Default or Event
                 ----------------------------
of Default shall have occurred and be continuing hereunder, Borrower shall have the right, in lieu of making the payments required pursuant to Section 3.3 and/or Section 3.5 hereof, to deliver to Lender (i) a single letter of credit in form, substance and amount acceptable to Lender, and issued by a bank acceptable to Lender or (ii) other security for such obligations as shall be acceptable to Lender. In the event that Borrower posts a letter of credit in lieu of making any payments under any or all of the foregoing provisions, such letter of credit shall be for a term of at least one (1) year and shall itself provide for automatic, successive renewal terms of at least one (1) year each through the term of the Loan. Notwithstanding such provision for automatic renewal, in the event that Borrower or Lender receives notice that the letters of credit will not be renewed, Borrower shall provide Lender with a replacement letter of credit in form, substance and amount acceptable to Lender, and issued by a bank acceptable to Lender, no later than thirty (30) days prior to the expiration date of the original letter of credit. If Borrower should fail to timely provide Lender with such replacement letter of credit, Lender shall be entitled to draw upon the original letter of credit and apply the proceeds thereof to Borrower's obligations under the foregoing sections by depositing the required amounts in the Tax and Insurance Escrow Fund and/or the Rollover Reserve Fund, as appropriate. Such letter of credit or other collateral shall constitute security for the Loan, and upon the occurrence and continuance of an Event of Default, Lender may draw upon such letter of credit or other security and apply the proceeds thereof to the payment of the Debt and/or to the payment of Required Repairs, Taxes, Insurance Premiums, Approved Leasing Expenses and/or Operating Expenses, in any such order and priority as Lender shall determine in its sole discretion. In addition, in the case of a letter of credit (a "Rollover Letter of Credit") delivered to Lender in lieu of making the payments required by Section 3.5 of this Agreement, Lender shall have the right, semiannually on the first day of the fifth month and the eleventh month (respectively occurring after the month in which the Rollover Letter of Credit is posted) and on each anniversary of each such date for so long as a Rollover Letter of Credit is being maintained pursuant to the provisions of this Section,, to review the amounts anticipated to become due for Approved Leasing Expenses during the 12-month period immediately following such determination and the then available amount of the Rollover Letter of Credit. If Lender determines, in its reasonable discretion, that an amount greater than the available amount of the existing Rollover Letter of Credit will be required to pay the amounts to become due for Approved Leasing Expenses during such 12-month period, then Lender shall notify Borrower, in writing, of the additional amount required to pay such Approved Leasing Expenses. Thereupon, Borrower shall furnish to Lender an amendment increasing the amount of the existing Rollover Letter of Credit to the amount specified by Lender in such notice, or a substitute Rollover Letter of Credit in such specified amount. If Borrower shall fail to furnish Lender with such amendment to or substitution for the existing Rollover Letter of Credit within 30 days after receipt of request by Lender therefor, then Borrower shall deposit with Lender, in cash, the difference between the amount of such existing Rollover Letter of Credit and the amount specified by Lender in such notice as required, in Lender's reasonable determination, to pay the Approved Leasing Expenses due or to become due during the ensuing 12-month period. Alternatively, Lender may in its reasonable discretion determine that the amount of the existing Rollover Letter of Credit exceeds the amounts necessary to pay the Approved Leasing Expenses due or to become due during such 12-month period, in which case Lender shall notify Borrower, in writing, of such determination. Borrower may thereupon reduce the amount of the existing Rollover Letter of Credit or obtain a substitute Rollover Letter of Credit in the amount specified by Lender in such notice.

IV.  REPRESENTATIONS AND WARRANTIES
     ------------------------------

          IV.1  BORROWER REPRESENTATIONS.  Borrower hereby represents and
                ------------------------
warrants as of the date hereof that, except to the extent (if any) disclosed on

SCHEDULE 3 with reference to a specific subsection of this Section 4.1:
----------

          IV.1.1  ORGANIZATION; SPECIAL PURPOSE.  Borrower has been duly
                  -----------------------------
organized and is validly existing and in good standing, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which
it is now engaged.   Borrower is duly qualified to do business and is in good
standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Each of Saul Sub I and the Saul Sub I General Partner is a Special Purpose Bankruptcy Remote Entity, and the sole business of Borrower is the ownership, management and operation of the Properties.

          IV.1.2  PROCEEDINGS; ENFORCEABILITY.  Borrower has taken all
                  ---------------------------
necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable, to the best of Borrower's knowledge, against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.

          IV.1.3  NO CONFLICTS.  The execution, delivery and performance of
                  ------------
the Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower pursuant to the terms of, any agreement or instrument to which such Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties; and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of the Loan Documents has been obtained and is in full force and effect.

          IV.1.4  LITIGATION.  There are no actions, suits or proceedings at
                  ----------
law or in equity by or before any Governmental Authority now pending or, to Borrower's knowledge, threatened against or affecting Borrower or any Property, which, if determined against Borrower or such Property, might materially adversely affect the condition (financial or otherwise) or business of such Borrower or the condition or ownership of such Property.

          IV.1.5  AGREEMENTS.  Borrower is not a party to any agreement or
                  ----------
instrument or subject to any restriction which might adversely affect Borrower or any Property, or Borrower's business, properties, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any Property is bound.

          IV.1.6  TITLE.  Borrower has good and indefeasible title in fee to
                  -----
the real property comprising part of each Property and good title to the balance of each such Property, free and clear of all Liens except the Permitted Encumbrances. The Deeds of Trust when properly recorded in the appropriate records, together with any UCC financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority-lien on each Property and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty included in such Property (including the Leases affecting such Property), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Permitted Encumbrances do not materially adversely affect the value or use of any Property, or Borrower's ability to repay the Loan. There are no claims for payment for work, labor or materials affecting any Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

          IV.1.7  SURVEY.  The surveys for the Properties delivered to Lender
                  ------
do not fail to reflect any material matter affecting the Properties or the title thereto.


          IV.1.8  NO BANKRUPTCY FILING.  Borrower is not contemplating either
                  --------------------
the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

          IV.1.9  FULL AND ACCURATE DISCLOSURE.  No statement of fact made by
                  ----------------------------
Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading in any material respect. There is no material fact presently known to Borrower that has not been disclosed to Lender which adversely affects, or, as far as Borrower can reasonably foresee, might adversely affect, in any material respect, the Properties or the business, operations or condition (financial or otherwise) of Borrower.

          IV.1.10  NO PLAN ASSETS.  Borrower is not an "employee benefit
                   --------------
plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

          IV.1.11  COMPLIANCE.  Borrower and each Property and the use thereof
                   ----------
comply in all material respects with all applicable Legal Requirements. To the best of Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. There has not been and shall never be committed by Borrower or, to the best of Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of any Property, any act or omission affording any Governmental Authority the right of forfeiture as against any Property or any part thereof or any monies paid in performance of Borrower's obligations under any Loan Document.

          IV.1.12  CONTRACTS.  There are no service, maintenance or repair
                   ---------
contracts affecting any Property that are not terminable on one (1) month's notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting the Properties have been entered into at arms-length in the ordinary course of the applicable Borrower's business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

          IV.1.13  FINANCIAL INFORMATION.  All financial data, including the
                   ---------------------
statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to such Borrower and reasonably likely to have a materially adverse effect on any Property or the operation thereof, except as referred to or reflected in such financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.


          IV.1.14  CONDEMNATION.  No Condemnation or other proceeding has been
                   ------------
commenced or, to Borrower's best knowledge, is contemplated with respect to all or part of any Property or for the relocation of roadways providing access to any Property.

          IV.1.15  FEDERAL RESERVE REGULATIONS.  No part of the proceeds of
                   ---------------------------
the Loan will be used for the purpose of purchasing or acquiring any "margin
stock" within the meaning of   Regulation U of the Board of Governors of the
Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other Regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document.

          IV.1.16  UTILITIES AND PUBLIC ACCESS.  Each Property has rights of
                   ---------------------------
access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are located in the public right-of-way abutting such Property, and all such utilities are connected thereto so as to serve such Property. All roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

          IV.1.17  NOT A FOREIGN PERSON.  Borrower is not a "foreign person"
                   --------------------
within the meaning of (S) 1445(f)(3) of the Code.

          IV.1.18  SEPARATE LOTS.  Each Property is one or more separate tax
                   -------------
lots and is not a portion of any other tax lot that is not a part of such Property.

          IV.1.19  ASSESSMENTS.  There are no pending or proposed special or
                   -----------
other assessments for public improvements or otherwise affecting any Property, or any contemplated improvements to any Property that may result in such special or other assessments.

          IV.1.20  ENFORCEABILITY.  The Loan Documents are not subject to, and
                   --------------
Borrower has not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. To the best of Borrower's knowledge, no exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable as a whole or impair the principal protections available to Lender thereunder.

          IV.1.21  INSURANCE.  Borrower has obtained and have delivered to
                   ---------
Lender insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.


          IV.1.22  USE OF PROPERTY; LICENSES.  Each Property is used
                   -------------------------
exclusively for retail and other appurtenant and related uses. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits and any applicable liquor licenses required for the legal use, occupancy and operation of each Property (collectively, the "LICENSES"), have been obtained and are in full force and effect. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property. The representations set forth in the preceding two sentences are to the best of Borrower's knowledge to the extent that such representations relate to Licenses maintained by tenants of the Property and use of the Property by tenants.

          IV.1.23  FLOOD ZONE.  To the best of Borrower's knowledge, none of
                   ----------
the Improvements is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

          IV.1.24  PHYSICAL CONDITION.  Except for the Required Repairs set
                   ------------------
forth on SCHEDULE 5 hereto and the matters disclosed in the engineering reports
         ----------
concerning the Properties which reports have been obtained by Lender in connection with the closing of the Loan, each Property, including all Improvements, parking facilities, systems, Equipment and landscaping pertaining thereto, is in good condition, order and repair in all material respects; and, to the best of Borrower's knowledge, there exists no structural or other material defect or damages to any Property, whether latent or otherwise. Borrower has received no notice from any insurance company or bonding company of any defect or inadequacy in any Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond.

          IV.1.25  ENCROACHMENTS.  All of the improvements included in
                   -------------
determining the appraised value of any Property lie wholly within the boundaries and building restriction lines of such Property, and, except as shown on the surveys of the Properties delivered by Borrower to Lender in connection with the closing of the Loan, no improvement on an adjoining property encroaches upon any Property, and no easement or other encumbrance upon any Property encroaches upon any of the Improvements, so as to materially adversely affect the value or marketability of any Property, except those insured against by the Title Insurance Policy.

          IV.1.26  LEASES.  Attached hereto as SCHEDULE 4 is a true, correct
                   ------                        ----------
and complete rent roll for each Property (the "RENT ROLL"), which includes all Leases affecting such Property. Except as set forth in SCHEDULE 4, with respect
                                                        ----------
to the Rent Roll applicable to a given Property: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under such Leases, and, to the best of Borrower's knowledge, there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and Borrower has not received written notice from any tenant of any claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) Borrower has received no notice of default from any tenant under any of the Leases which which default remains uncured; to the best of Borrower's knowledge, there are no defaults on the part of the landlord under any Lease; and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower's best knowledge, there is no present material default by the tenant under any Lease; (vii) Borrower does not hold any security deposits under the Leases; and (viii) none of the Leases contains any option to purchase or right of first refusal to purchase any Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

          IV.1.27  FILING AND RECORDING TAXES.  All transfer taxes, deed
                   --------------------------
stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of any Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid.

          IV.1.28  INVESTMENT COMPANY ACT.  Borrower is not (i) an "investment
                   ----------------------
company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          IV.1.29  FRAUDULENT TRANSFER.  Borrower has not entered into the
                   -------------------
Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower's assets, now or immediately following the execution and delivery of the Loan Documents, do not and will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

          IV.1.30  PARTNERS.  The sole general partner of Saul Sub I is the
                   --------
Saul Sub I General Partner.   Saul Centers, Inc., a Maryland corporation, is the
owner of all of the issued and outstanding capital stock of the Saul Sub I General Partner, all of which capital stock has been validly issued and fully paid and is nonassessable. The only limited partner of Borrower is Saul Holdings Limited Partnership, a Maryland limited partnership. The stock of the Saul Sub I General Partner and the limited partnership interests in Borrower are owned free and clear of all liens, warrants, options and rights to purchase. Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it.


          IV.1.31  MANAGEMENT AGREEMENT.  The Management Agreement is in full
                   --------------------
force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto. Borrower's rights under the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower's performance thereunder, the recordation of the Deeds of Trust, or the exercise of any remedies by Lender.

          IV.1.32  HAZARDOUS SUBSTANCES.  To the best of Borrower's knowledge
                   --------------------
and except as set forth in the environmental reports delivered to Lender in connection with the closing of the Loan, (i) no Property is in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes and all amendments to and regulations in respect of the foregoing laws (collectively, "ENVIRONMENTAL LAWS"); (ii) no Property is subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic, dangerous and/or regulated substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants, including asbestos, asbestos containing materials, petroleum, tremolite, anthlophylite, actinolite, polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, "HAZARDOUS SUBSTANCES"); (iii) no Hazardous Substances are or have been (including the period prior to the applicable Borrower's acquisition of any Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from such Property other than in compliance with all Environmental Laws; (iv) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect any Property; and (v) no underground storage tanks exist on any Property.

  IV.2  SURVIVAL OF REPRESENTATIONS.    All of the representations and
        ---------------------------
warranties in Section 4.1 and elsewhere in the Loan Documents by Borrower (i) shall survive for so long as any portion of the Debt remains owing to Lender and
(ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

  IV.3  AGREEMENT CONCERNING SUBORDINATION, NONDISTURBANCE.    Lender hereby
        --------------------------------------------------
agrees that if the tenant under any Lease requiring approval by Lender pursuant to the provisions of the Deed of Trust requests, as a condition to subordinating to the Debt and the lien of the applicable Deed of Trust such tenant's interests in the applicable Property under such Lease, that Lender enter into a subordination, nondisturbance and attornment agreement, Lender shall, in connection with such approved Lease, execute and deliver to such tenant a subordination, nondisturbance and attornment agreement substantially in the form of SCHEDULE 10 attached hereto, with such changes thereto as may be reasonably acceptable to Lender.


V.  AFFIRMATIVE COVENANTS
    ---------------------

          Until the end of the Term or the Defeasance of the entire unpaid Principal, Borrower hereby covenants and agrees with Lender that:

          V.1  EXISTENCE.  Borrower shall (i) do or cause to be done all
               ---------
things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Properties.

          V.2  TAXES AND OTHER CHARGES.  Borrower shall pay all Taxes and
               -----------------------
Other Charges as the same become due and payable (except to the extent that Taxes are payable by Lender pursuant to Section 3.3.1 hereof, subject, however, to Lender's right to apply sums in any Fund to the payment of the Debt after an Event of Default, as provided in Section 3.8). Borrower shall deliver to Lender receipts for payment, to the extent available, or other evidence reasonably satisfactory to Lender that the Taxes and Other Charges have been so paid no later than ten (10) days before they would be delinquent if not paid (provided, however, that Borrower need not furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3.1). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien (other than a Permitted Encumbrance) against any Property, and shall promptly pay for all utility services provided to any Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured, (ii) such proceeding shall suspend the collection of the Taxes or Other Charges, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in any Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, and (vi) Borrower shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties. Lender will pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto or to Borrower, at any time when, in the judgment of Lender, the entitlement of Borrower or such claimant is established and provided, in the
                                                                --------
case of Borrower, that no Event of Default exists. Notwithstanding the foregoing, Borrower may freely contest the amount, validity or application of Taxes or Other Charges as permitted by applicable law, if Borrower has paid the contested Taxes or Other Charges in full.


          V.3  REPAIRS; MAINTENANCE AND COMPLIANCE.  (a) Borrower shall cause
               -----------------------------------
the Properties to be maintained in a good and safe condition and repair and shall not remove, demolish or materially alter the Improvements or Equipment (except for normal replacement of the Equipment). Notwithstanding the foregoing, it shall not be a Default for Borrower to perform (i) tenant improvements required by the terms of the Leases to be performed by Borrower (or for tenants to perform tenant improvements permitted by the terms of the Leases to be performed by the tenants thereunder), (ii) capital expenditures made in the ordinary course of Borrower's business, including without limitation facade renovations, (iii) pad development under Leases approved by Lender, (iv) Restoration in accordance with the terms, conditions and provisions of Sections 7.2, 7.3 and 7.4 of this Agreement, and (v) nonstructural alterations (except as expressly provided in the foregoing clause (iii)) not affecting building systems, changing the amount of gross leasable area of any Property or any of the common areas constituting a part thereof, or changing the use of the Property from retail and other ancillary and related uses. Borrower shall promptly comply with all Legal Requirements, subject to Borrower's right to contest Legal Requirements as provided below in this Section. In connection with any and all repairs, improvements or alterations carried out at the Properties (or any of them) the cost of which for any one project exceeds the sum of $300,000, Borrower shall deliver to Lender an Officer's Certificate (A) certifying that all such work has been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person that supplied materials or labor in connection with such work and
(C) stating that each such Person has been or will be paid in full and, at Lender's option and promptly upon request by Lender, any or all of the following: (i) copies of appropriate Lien waivers or other evidence of payment satisfactory to Lender, (ii) a title search for the Property in question, indicating that it is free of all Liens not previously approved by Lender (other than Permitted Encumbrances as to which this Agreement expressly provides that Lender's prior approval is not required), (iii) copies of all Licenses required by applicable law in connection with such work and (v) such other evidence as Lender shall reasonably request that the work has been completed and paid for. Notwithstanding any provision to the contrary contained in this Section, any work constituting Required Repairs shall be subject to the provisions of Section 3.2, and any work constituting Restoration shall be subject to the provisions of
Section 7.4.4.

          (b) Borrower shall promptly repair, replace or rebuild any part of any Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.
After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity or application of any Legal Requirements, provided that (i) no

Default or Event of Default has occurred and remains uncured, (ii) such proceeding shall suspend the enforcement of such Legal Requirements, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in any Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment or performance (as the case may be) of any such Legal Requirements (including all interest and penalties), and (vi) Borrower shall promptly upon final determination thereof pay in full or perform such Legal Requirements (as the case may be), together with all costs, interest and penalties; and Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.


          V.4  LITIGATION.  Borrower shall give prompt written notice to
               ----------
Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect such Borrower's condition (financial or otherwise) or business or any Property.

          V.5  PERFORMANCE OF OTHER AGREEMENTS.  Borrower shall observe and
               -------------------------------
perform each and every term to be observed or performed by it pursuant to the terms of any agreement or recorded instrument affecting or pertaining to any Property.

          V.6  NOTICE OF DEFAULT.  Borrower shall promptly advise Lender of any
               -----------------
material adverse change in its condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which it has knowledge.

          V.7  COOPERATE IN LEGAL PROCEEDINGS.  Borrower shall cooperate fully
               ------------------------------
with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document. All costs and expenses of Lender's optional participation in any such proceedings shall be borne by Lender (except for costs and expenses relating to proceedings in connection with enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting the Loan Documents or any other security given for the Loan and enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Properties or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings, provided that such
                                                           --------
costs and expenses have not arisen by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender).

          V.8  FURTHER ASSURANCES.  Borrower shall, at Borrower's sole cost
               ------------------
and expense, (i) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested by Lender; (ii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt, as Lender may reasonably require; and (iii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender shall reasonably require from time to time.

          V.9  FINANCIAL REPORTING.
               -------------------


          V.9.1  BOOKKEEPING.  Borrower shall keep on a Fiscal Year basis, in
                 -----------
accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense and any services, equipment or furnishings provided in connection with the operation of each of the Properties, whether such income or expense is realized by Borrower or by any other Person, except lessees under Leases who are not Affiliates of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any reasonable costs incurred by Lender to examine its accounting records, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

          V.9.2  ANNUAL REPORTS.  Borrower shall furnish to Lender annually,
                 --------------
(i) within forty-five (45) days after each Fiscal Year, an unaudited operating statement with respect to each of the Properties; (ii) within 100 days after each Fiscal Year, a complete copy of the annual consolidated financial statements of Saul Centers, Inc., audited by a "big five" accounting firm or another independent certified public accountant reasonably acceptable to Lender, in accordance with GAAP; and (iii) within 100 days after each Fiscal Year, a consolidating schedule of operating statements distinguishing the respective operating statements of each of the Properties and the operating statements of all other properties of Saul Centers, Inc., certified by such "big five" accounting firm or independent certified public accountant. Each of the operating statements with respect to the Properties as described in clause (i) above (x) shall set forth the income and expenses for the subject Property for the immediately preceding calendar year, including a statement of annual Net Operating Income, and (y) shall be accompanied by an Officer's Certificate from Borrower certifying (1) that such statement presents fairly the financial condition of such Property and has been prepared in accordance with GAAP and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

          V.9.3  MONTHLY REPORTS.  Borrower shall furnish to Lender within
                 ---------------
thirty (30) days after the end of each calendar month the following items, accompanied by an Officer's Certificate certifying that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties in accordance with GAAP (subject to normal year-end adjustments) as applicable: (i) monthly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of each of the Properties during such calendar month, each in substantially the form attached hereto as SCHEDULE 7; (ii) with respect
                                                  ----------
to the first month in each calendar quarter, a statement of the actual Capital Expenses made by each Borrower during the prior calendar quarter as of the last day of such prior calendar quarter; (iii) a calculation reflecting the annual Debt Service Coverage Ratio as of the last day of such calendar month; (iv) a statement by Borrower that it has not incurred any indebtedness other than Permitted Indebtedness; and (v) occupancy rates, rent rolls and leasing status reports substantially in the form attached hereto as SCHEDULE 8 (identifying the leased premises, names of all
                   ----------
tenants, units leased, monthly rental and all other charges payable under each Lease, Lease commencement dates and Lease expiration dates, and listing delinquencies of over thirty (30) days for each Property).

          V.9.4  OTHER REPORTS.  Borrower shall furnish to Lender, within ten
                 -------------
(10) Business Days after request, such further detailed information with respect to the operation of the Properties and the financial affairs of Borrower as may be reasonably requested by Lender or any applicable Rating Agency.


          V.9.5  ANNUAL BUDGET.  During each period commencing on a Lockbox
                 -------------
Event and ending on the date of the Lockbox Termination (if any) with respect to such Lockbox Event and in any case after the Optional Prepayment Date, Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender by November 15 of each year during the Term, for approval by Lender, which approval shall not be unreasonably withheld or delayed, a proposed pro forma budget for each of the Properties for the succeeding Fiscal Year (the "ANNUAL BUDGET"), and, promptly after preparation thereof, any revisions to such Annual Budget. Lender's failure to approve or disapprove any Annual Budget within thirty (30) days after Lender's receipt thereof shall be deemed to constitute Lender's approval thereof. Each Annual Budget shall consist of (i) an operating expense budget (the "OPERATING BUDGET") showing, on a month-by-month basis, in reasonable detail, each line item of the Borrower's anticipated Operating Income and Operating Expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase reserves, and (ii) a Capital Expense budget (the "CAPITAL BUDGET") showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses.
The approved Annual Budgets for the period commencing on the date hereof and ending on December 31, 1997 has been submitted to and approved by Lender.

          V.9.6  BREACH.  If Borrower fails to provide to Lender or its
                 ------
designee any of the financial statements, certificates, reports or information (the "REQUIRED RECORDS") required by this Section 5.9 within thirty (30) days after the date upon which such Required Record is due, Borrower shall pay to Lender, at Lender's option and in its sole discretion, an amount equal to $5,000 for each Required Record that is not delivered; provided Lender has given
                                                --------
Borrower at least fifteen (15) days prior written notice of such failure, and provided further that Lender shall not require any such payment after a
-------- -------
Securitization as contemplated by Section 9.1 of this Agreement.

          V.10  ENVIRONMENTAL MATTERS.
                ---------------------

          V.10.1  HAZARDOUS SUBSTANCES.  So long as Borrower owns or is in
                  --------------------
possession of the Properties, Borrower (i) shall keep the Properties free from Hazardous Substances unrelated to the operation of the Property in question by Borrower or any tenant thereof and in compliance with all Environmental Laws and provided that Borrower shall not generate, store, handle, process, dispose of or
--------
otherwise use Hazardous Substances (or knowingly permit tenants under any Leases to do any of the foregoing) at, in, on, under or about any of the Properties in a manner that could reasonably foreseeably lead to the imposition on Borrower, Lender, or any Property of any liability or lien of any nature whatsoever under any Environmental Laws, (ii) shall promptly notify Lender if (A) Borrower shall become aware that any Hazardous Substance is on or near the Properties in violation of any

Environmental Laws, (B) Borrower shall become aware that any Property is in violation of any Environmental Laws or (C) Borrower or Manager shall have received notice from any Governmental Authority regarding any condition on or near any Property which condition could pose a threat to the health, safety or welfare of humans, (iii) shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law but is recommended by a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Lender and which, if not cured or removed could have a material adverse effect on the value or operation of any Property), promptly after Borrower becomes aware of same, at Borrower's sole expense and (iv) shall comply with all of the environmental consultants' recommendations described on SCHEDULE 6 attached hereto. Nothing herein shall
                             ----------
prevent Borrower from recovering expenses from any other party that may be liable for such removal or cure.


          V.10.2  ENVIRONMENTAL MONITORING.  Borrower shall give prompt
                  ------------------------
written notices to Lender of (i) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance on, under, from or about any Property, (ii) all claims made or threatened by any third party against Borrower or any Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that could cause such Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Properties in connection with any Environmental Law or Hazardous Substance, and Borrower shall be responsible to pay all reasonable attorneys' fees and disbursements incurred by Lender in connection therewith. Upon Lender's request, at any time and from time to time, Borrower shall provide an inspection or audit of the Properties prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender indicating the presence or absence of Hazardous Substances on, in or near any Property. The cost and expense of such audit or inspection shall be paid by Borrower not more frequently than once every five (5) calendar years after the occurrence of a Securization, unless Lender, in its good faith judgment, determines that reasonable cause exists for the performance of an environmental inspection or audit of any Property, in which case such inspections or audits shall be at Borrower's sole expense. If Borrower fails to provide any such inspection or audit within thirty (30) days after such request (provided that such 30-day period shall, upon Borrower's request, be
         --------
extended for such additional period as may be reasonably necessary to complete such inspection or audit, but in no event more than an additional 30 days), Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to such Property and a license to undertake such inspection or audit (subject to the rights of tenants of the Property). The cost of such inspection or audit may be added to the Debt and shall bear interest thereafter at the Default Rate until paid. If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary or desirable under an applicable Environmental Law ("REMEDIAL WORK"), Borrower shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by

Lender for performance thereof (or such shorter period of time as may be required under applicable law). All Remedial Work shall be performed by contractors approved in advance by Lender, and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrower, including Lender's reasonable attorneys' fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. Borrower shall not install or permit to be installed on any Property any underground storage tank, unless such tank installation is required by a tenant under the provisions of a Lease approved by Lender or permitted under the provisions of such Lease to be performed by the tenant thereunder, and provided that such tank shall be installed and maintained in compliance with
--------
applicable Environmental Laws.


          V.10.3  SURVIVAL.    The obligations and liabilities of Borrower under
                  --------
this Section 5.10 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of Properties by foreclosure or a conveyance in lieu of foreclosure.

          V.11  TITLE TO THE PROPERTY.  Borrower will warrant and defend the
                ---------------------
title to each Property, and the validity and priority of the Lien of the applicable Deed of Trust, subject only to Permitted Encumbrances, against the claims of all Persons.

          V.12  ESTOPPEL STATEMENT.  After request by Lender,  Borrower shall
                ------------------
within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification. Within ten (10) days after request by Lender (but no more frequently than twice in any year), Borrower shall furnish to Lender a certificate reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes; and Borrower shall use diligent, good faith efforts to furnish to Lender, within thirty (30) days after request by Lender (but no more frequently than once a year), tenant estoppel certificates from each tenant at the Properties, which certificates shall be in form and substance reasonably satisfactory to Lender.

          V.13  PRINCIPAL PLACE OF BUSINESS.  Borrower shall not change its
                ---------------------------
principal place of business without first giving Lender thirty (30) days' prior notice.

          V.14  MANAGEMENT AGREEMENT.  Borrower shall (i) cause the Properties
                --------------------
to be operated pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iv) if and only if Manager is not an Affiliate of Borrower, promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other material notice, report and estimate received by Borrower under the Management Agreement; and

(v) promptly enforce the
performance and observance of all of the covenants and agreements required to be performed and observed by Manager under the Management Agreement.


          V.15  SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY.  Borrower shall
                ----------------------------------------
continue to be a Special Purpose Bankruptcy Remote Entity. A "SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY" means a corporation, limited partnership or limited liability company which (i) is organized solely for the purpose of (A) owning its Property or Properties or (B) acting as a general partner of the limited partnership that owns its Property or Properties or member of the limited liability company that owns its Property or Properties, (ii) will not engage in any business unrelated to (A) the ownership of its Property or Properties, (B) acting as general partner of the limited partnership that owns its Property or Properties or (C) acting as a member of the limited liability company that owns its Property or Properties, as applicable, (iii) will not have any assets other than those related to its Property or Properties or its partnership or member interest in the limited partnership or limited liability company that owns its Property or Properties, as applicable, (iv) will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interests other than Permitted Transfers (if such entity is a general partner in a limited partnership or a member in a limited liability company), or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable), unless such amendment does not otherwise contravene any term, provision or condition of any of the Loan Documents and would not result in Borrower's or the General Partner's failure to be a Special Purpose Bankruptcy Remote Entity, and provided that Borrower shall promptly
                                      --------
furnish Lender with copies of any and all such amendments (regardless of whether Lender's consent to the same is required hereunder), (v) if such entity is a limited partnership, has, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations, (vi) if such entity is a corporation, has at least one (1) Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless an Independent Director shall have participated in such vote, (vii) if such entity is a limited liability company, has at least one member that is a Special Purpose Bankruptcy Remote Entity that is a corporation and such corporation is the managing member of such limited liability company, (viii) if such entity is a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate its Property or Properties without the consent of the applicable Rating Agencies for as long as the Loan is outstanding, (ix) without the unanimous consent of all of its partners, directors or members, as applicable, shall not (A) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, (B) dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or the assets of any other entity in which it has a direct or indirect legal or beneficial ownership interest, (C) engage in any other business activity, or amend its organizational documents,

(x) is and will remain solvent and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, (xi) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (xii) has maintained and will maintain its accounts, books and records separate from any other person or entity and will file its own tax returns, as applicable, (xiii) has maintained and will maintain its books, records, resolutions and agreements as official records, (xiv) has not and will not commingle its funds or assets with those of any other Person,
(xv) has held and will hold its assets in its own name, (xvi) has conducted and will conduct its business in its name, (xvii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person, provided, however, that financial statements for such
                       --------
entity may be prepared on a consolidated basis with other Persons if such entity is identified therein as a separate entity, (xviii) has paid (directly or indirectly through reimbursement) and will pay directly its own liabilities, including the salaries of its own employees, if any, out of its own funds and assets, (xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable, (xx) has no indebtedness other than the Loan and liabilities in the ordinary course of business relating to the ownership and operation of its Property or Properties; (xxi) will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan and the liabilities permitted pursuant to this Agreement, (xxii) will not acquire obligations or securities of its partners, members or shareholders, (xxiii) has allocated and will allocate fairly and reasonably any overhead for shared office space and uses separate stationery, invoices and checks, (xxiv) except in connection with the Loan will not pledge its assets for the benefit of any other Person, (xxv) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person, other than common advertising, (xxvi) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person, (xxvii) will not make loans to any Person, and (xxviii) will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party.

          V.16  ASSUMPTIONS IN NON-CONSOLIDATION OPINION.  Borrower shall
                ----------------------------------------
conduct its business so that the assumptions made in that certain substantive non-consolidation opinion, dated as of the date hereof, delivered by Borrower's counsel in connection with the Loan, shall be true and correct in all respects.

VI.  NEGATIVE COVENANTS
     ------------------

          Until the end of the Term or the Defeasance of the entire unpaid Principal, Borrower covenants and agrees with Lender that it will not, directly or indirectly:

          VI.1  MANAGEMENT AGREEMENT.  Without Lender's prior consent:  (i)
                --------------------
surrender, terminate or cancel the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 9.3); (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement, provided,
                                                                      --------
however, that Borrower may without Lender's prior consent increase the incentive portion of the Manager's fee by an amount not to exceed one (1%) percent, so long as such increase is consistent with market conditions concerning comparable management contracts; or (iv) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; provided, however, that Borrower shall
                                          --------
be permitted to make immaterial changes, modifications, or amendments to the Management Agreement without Lender's prior approval, it being understood and agreed that no change, modification or amendment to the Management Agreement which affects the financial rights or obligations of Borrower, Lender or Manager shall be deemed an "immaterial change".

          VI.2  LIENS.  Without Lender's prior consent, create, incur, assume,
                -----
permit or suffer to exist any Lien on any portion any of the Properties or legal or beneficial ownership interest in such Borrower, except Permitted Encumbrances;

          VI.3  DISSOLUTION.  Dissolve, terminate, liquidate, merge with or
                -----------
consolidate into another Person;

          VI.4  CHANGE IN BUSINESS.  Enter into any line of business other
                ------------------
than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business;

          VI.5  DEBT CANCELLATION.  Cancel or otherwise forgive or release any
                -----------------
claim or debt owed to any Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business in its reasonable judgment;

          VI.6  ASSETS.  Purchase or own any property other than the
                ------
Properties owned by Borrower on the date hereof and personal property related to the ownership and operation of the Properties;

          VI.7  TRANSFERS.  Make, suffer or permit the occurrence of any
                ---------
Transfer other than a Permitted Transfer; or

          VI.8  DEBT.  Create, incur or assume any indebtedness other than the
                ----
Debt and unsecured trade debt customarily payable within sixty (60) days.

VII. INSURANCE; CASUALTY; AND CONDEMNATION
     -------------------------------------

          VII.1 INSURANCE  .
                ---------

          VII.1.1 COVERAGE.  Borrower, at its sole cost, for the mutual benefit
                  ---------
of Borrower and Lender, shall obtain and maintain during the Term the following policies of insurance:

               (a) Property insurance insuring against loss or damage by standard, "all-risk" perils, which shall (i) be in an amount equal to the greatest of (A) the then full replacement cost of the Properties without deduction for physical depreciation, (B) the unpaid Principal, and (C) such amount as is necessary so that the insurer would not deem Borrower a co-insurer under such policies, (ii) have a deductible for each Property in an amount no greater than five (5%) percent of the full replacement cost of such Property, (iii) be paid annually in advance or monthly in accordance with the provisions of Section 3.3 of this Agreement, and (iv) contain a "Replacement Cost Endorsement" with a waiver of depreciation.

               (b) Flood insurance if any part of any Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program, in an amount at least equal to the unpaid Principal or the maximum limit of coverage available with respect to such Property under such program, whichever is less.


               (c) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $ 2,000,000 in the aggregate for any policy year; together with at least $ 20,000,000 excess and/or umbrella liability insurance for any and all claims, including all legal liability imposed upon such Borrower and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of the Properties.

               (d) Rental loss and/or business interruption insurance in an amount equal to the greater of (i) the estimated Rents for the next succeeding twelve (12) month period or (ii) the projected Operating Expenses and Debt Service for such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.

               (e) Insurance against loss or damage from (i) leakage of sprinkler systems and (ii) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions), in an amount at least equal to $25,000,000.

               (f) Worker's compensation insurance with respect to any employees of Borrower, as required by any Legal Requirement.

               (g) During any period of repair or restoration, builder's "all-risk" insurance in an amount equal to not less than the full insurable value of the applicable Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance reasonably acceptable to Lender.

               (h) Coverage to compensate for the cost of demolition and the increased cost of construction for each Property in an amount reasonably satisfactory to Lender.

               (i) Such other insurance (including earthquake insurance and hurricane insurance) as may from time to time be reasonably required by Lender in order to protect its interests.


          VII.1.2  POLICIES.  All policies of insurance (the "POLICIES")
                   --------
required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of "AA" or better by Standard & Poor's Ratings Group; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee;
(iii) contain a Non-Contributory Standard Lender Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company in excess of $150,000 shall be paid;
(iv) contain a waiver of subrogation against Lender; (v) be assigned (to the full extent of Borrower's interest therein and to the full extent assignable under the terms thereof and under applicable law) and the originals or certified copies thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including endorsements providing that neither Borrower nor Lender nor any other party shall be a co-insurer under the Policies and that Lender shall receive at least thirty (30) days' prior written notice of any modification, reduction or cancellation of any of the Policies; and (vii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for its Policies (the "INSURANCE PREMIUMS") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrower does not furnish such evidence and receipts at least twenty (20) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

          VII.2  CASUALTY.
                 --------

          VII.2.1  NOTICE; RESTORATION.  If any Property is damaged or
                   -------------------
destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available but subject to the provisions of Section 7.4.3, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

          VII.2.2  SETTLEMENT OF PROCEEDS.  In the event of a Casualty covered
                   ----------------------
by any of the Policies (an "INSURED CASUALTY") where the loss does not exceed $300,000, Borrower may settle and adjust any claim without the consent of Lender; provided such adjustment is carried out in a competent and timely manner; and Borrower is hereby authorized to collect and receipt for any such insurance proceeds. In the event of an Insured Casualty where the loss equals or exceeds$300,000, Borrower may, with Lender's consent (which consent shall not be unreasonably withheld or delayed), settle and adjust of any claim and agree with the insurer(s) to be paid on the loss, and the proceeds of any such Policy shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. The expenses incurred by Lender (in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Borrower to Lender upon demand.

          VII.3  CONDEMNATION.
                 ------------


          VII.3.1  NOTICE; RESTORATION.  Borrower shall promptly give Lender
                   -------------------
notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting Property (a "CONDEMNATION") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available but subject to the provisions of Section 7.4.3, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation.

          VII.3.2  COLLECTION OF AWARD.  Lender is hereby irrevocably
                   -------------------
appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an "AWARD") and to make any compromise or settlement in connection with such Condemnation, which power of attorney shall be effective upon the occurrence and during the continuance of an Event of Default. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such a Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

          VII.4  APPLICATION OF PROCEEDS OR AWARD.
                 --------------------------------

          VII.4.1  APPLICATION TO RESTORATION.  In the event of an Insured
                   --------------------------
Casualty or Condemnation where (i) the loss is in an aggregate amount less than twenty percent (20%) of the Fair Market Value of the affected Property immediately prior to such Insured Casualty or Condemnation, (ii) in the reasonable judgment of Lender, such Property can be restored within six (6) months, and prior to the Scheduled Maturity Date and the expiration of the business interruption insurance with respect thereto, to an economic unit not less valuable and not less useful than the same was prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the unpaid Principal, and (iii) no Default or Event of Default shall have occurred and be then continuing, then the proceeds of insurance or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be disbursed to Borrower for application to the cost of restoring, repairing, replacing or rebuilding such Property (the "RESTORATION"), in the manner set
forth herein.   Borrower shall commence and diligently prosecute such
Restoration; provided that (i) Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net proceeds of insurance or the Award made available pursuant to the terms hereof; and (ii) Lender shall have received evidence reasonably satisfactory to it that, during the period of the Restoration, the Rents for the affected Property will be at least equal to the sum of the Operating Expenses and Debt Service for such Property, as reasonably determined by Lender.


          VII.4.2  APPLICATION TO DEBT.  Except as provided in Sections 7.4.1
                   -------------------
(and subject to the provisions of Section 7.4.3), the proceeds of insurance collected upon any Insured Casualty, and any Award, may, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied to reimburse the Borrower for the cost of any Restoration, in the manner set forth in Section 7.4.4. Any such application to the Debt shall be without any prepayment consideration, unless an Event of Default has occurred and is continuing at the time the insurance proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Section
2.3.3 if a Defeasance Deposit were to be made by Borrower with respect to a Defeased Note in the amount of the insurance proceeds or Award applied to the Debt. Any such application to the Debt shall be subject to the provisions of
Section 2.3.2 of this Agreement. After any such application to the Debt, the unpaid Principal shall be reamortized over the remaining term thereof.

          VII.4.3  RELEASE OF PROPERTY UPON CASUALTY OR CONDEMNATION.
                   -------------------------------------------------
Notwithstanding the provisions of Section 7.4.2, if all of the conditions to release of the proceeds of insurance relating to a Casualty or of an Award (as the case may be) set forth in Section 7.4.1 are not met, then Borrower may elect, at its option, to obtain the release of the Property affected by the Casualty or Condemnation in question, as provided in this Section. Borrower may obtain the release of such Property from the Lien of the Deed of Trust thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Property (other than those expressly stated to survive), upon payment of the applicable Release Amount and satisfaction of
the other conditions set forth in Sections 2.4.2(b) and (c).   Borrower shall
receive a credit against the applicable Release Amount in the amount of the insurance proceeds or Award collected upon such Casualty or Condemnation (as the case may be). The Release Amount so paid by Borrower shall be applied by Lender first, to Lender's reasonable costs and expenses in connection with such release
-----
(including reasonable  attorneys' fees and expenses) and second to the Debt, in
                                                         ------
such order, proportion and priority as Lender may designate in its sole and absolute discretion. After any such application to the Debt, the unpaid Principal shall be reamortized over the remaining term thereof.

          VII.4.4  PROCEDURE FOR APPLICATION TO RESTORATION.  If Borrower is
                   ----------------------------------------
entitled to reimbursement out of insurance proceeds or an Award held by Lender, such proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to it of the estimated cost of completion of the Restoration, (ii) funds or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of insurance or Award to complete the proposed Restoration, (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve, and (iv) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. No payment made prior to the final completion of the Restoration shall exceed ninety (90%) of the value of the work performed from time to time; funds other than the proceeds of insurance or Award shall be disbursed prior to disbursement of such proceeds or Award; and at all times, the undisbursed balance of such proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of such Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Any surplus that remains out of the insurance proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the sole and absolute discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrower.

VIII.  DEFAULTS

          VIII.1  EVENTS OF DEFAULT.  Each of the following events shall
                  -----------------
constitute an "EVENT OF DEFAULT":

               (a) on any Payment Date, the Monthly Debt Service Payment Amount, or any required payment to the Tax and Insurance Escrow Fund, the Capital Reserve Fund or the Rollover Reserve Fund for any Property, is not paid in full;

               (b) any portion of the Debt, other than the regularly scheduled payments described in the foregoing clause (a), is not paid within five (5) days after Lender notifies Borrower in writing that the same is due and payable;

               (c) any of the Taxes or Other Charges are not paid when due, subject to Borrower's right to contest Taxes in accordance with Section 5.2;

               (d) the Policies are not kept in full force and effect, or if originals or certified copies thereof are not delivered to Lender within ten (10) days after written request;

               (e) a Transfer other than a Permitted Transfer occurs;

               (f) any representation or warranty made by Borrower herein or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by or on behalf of Borrower in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made, and the default described above in this clause (f) is not cured by Borrower within 30 days after written notice by Lender;

               (g) Borrower shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

               (h) a receiver, liquidator or trustee shall be appointed for Borrower; or Borrower shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower; or any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower, only upon the same not being discharged, stayed or dismissed within sixty (60) days;


               (i) Borrower shall assign or attempt to assign its rights or interest under any Loan Document in contravention of any Loan Document;

               (j) Borrower shall breach any negative covenant contained in
     Section 6 or any covenant contained in Section 5.15 and with respect to
     Section 5.15 such breach is not cured by Borrower within fifteen (15) days after written notice by Lender;

               (k) Borrower shall be in default under any other mortgage, deed of trust or security agreement covering any part of any Property whether it be superior or junior in Lien to the Deed of Trust;

               (l) any Property becomes subject to any mechanic's, materialman's or other Lien and such Lien is not bonded or discharged within thirty (30) days after Borrower first receives notice in writing of such Lien, except a Lien for Taxes not then due or other Permitted Encumbrance;

               (m) Borrower shall fail to cure properly any violation of a Legal Requirement within thirty (30) days after such Borrower first receives written notice of such violation, provided that, if such violation cannot
                                       --------
     reasonably be cured within such thirty (30) day period, and Borrower shall have commenced to cure such violation within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, then such thirty (30) day period shall be extended for an additional period of time as is reasonably necessary for Borrower in the exercise of due diligence to cure such violation, such additional period not to exceed 90 days;

               (n) except as expressly permitted by the provisions of this Agreement, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

               (o) without Lender's prior consent, (i) the Manager under the Management Agreement (or any successor management agreement) resigns or is removed, or (ii) the ownership, management or control of the Manager is transferred to a person or entity other than an Affiliate of Borrower, or
     (iii) there is any material change in the Management Agreement (or any successor management agreement);

               (p) a default has occurred and continues beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement);

               (q) Borrower shall cease to operate any Property for retail, office and ancillary uses (other than temporary cessation in connection with renovations to such Property or as a result of a Casualty or Condemnation);


               (r) an Event of Default as defined or described in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt;

               (s) Borrower shall fail to pay when due any deposit into any Fund;

               (t) any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrower's counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect, and the default described above in this clause (t) is not cured by Borrower within 15 days after written notice by Lender; or

               (u) Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (a) through (t) above, for ten (10) days after notice to such Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period, and such Borrower shall have commenced to cure such Default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30)- day period shall be extended for an additional period of time as is reasonably necessary for such Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

          VIII.2  REMEDIES.
                  --------

          VIII.2.1  ACCELERATION.    Upon the occurrence of an Event of Default
                    ------------
(other than an Event of Default described in paragraph (f), (g) or (h) of Section 8.1) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to any Property, including declaring the Debt to be immediately due and payable; and upon any Event of Default described in paragraph (f), (g) or (h) of Section 8.1, the Debt shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.


          VIII.2.2  REMEDIES CUMULATIVE.   Upon the occurrence of an Event of
                    -------------------
Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against all of the Properties, each of the Deeds of Trust have been foreclosed, all of the Properties have been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of any Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entirety of all of the Properties or any part of any Property in its absolute discretion.

          VIII.2.3  SEVERANCE.    Lender shall have the right from time to time
                    ---------
to sever the Note and the other Loan Documents into one or more separate notes, deeds of trust and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies, provided that no such severance will adversely affect
                         --------
or diminish the rights of Borrower as presently set forth in this Agreement or any of the other Loan Documents or increase the obligations of Borrower above those presently set forth in this Agreement and the other Loan Documents. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.

          VIII.2.4  DELAY.  No delay or omission to exercise any remedy, right
                    -----
or power accruing upon an Event of Default shall impair any such remedy, right or power or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.

IX.  SPECIAL PROVISIONS
     ------------------

          IX.1  SALE OF NOTE AND SECURITIZATION.
                -------------------------------

          IX.1.1  COOPERATION.  At Lender's request (to the extent not already
                  -----------
required to be provided by Borrower under this Agreement), Borrower shall use reasonable efforts to satisfy the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participation therein or the first successful securitization (such sale and/or securitization, the "SECURITIZATION") of rated single or multi-class securities (the "SECURITIES") secured by or evidencing ownership interests in the Note and the Deeds of Trust. Without limiting the generality of the foregoing, Borrower shall:

          (a) at no cost to Borrower other than for the expenses of Provided Information being delivered by Borrower or Manager in connection with the closing of the Loan, (i) provide such financial and other information with respect to the Properties, Borrower and its Affiliates, Manager and any tenants of the Properties, (ii) provide business plans and budgets relating to the Properties and (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by Lender or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the items provided to Lender pursuant to this paragraph (a) being called the "PROVIDED INFORMATION"), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

          (b) at Borrower's expense, cause counsel to render opinions as to non-consolidation, fraudulent conveyance, true sale and true contribution and any other opinion customary in securitization transactions with respect to the Properties and Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies;

          (c) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

          (d) provide current certificates of good standing and qualification with respect to Borrower from appropriate Governmental Authorities; and

          (e) execute such amendments to the Loan Documents and Borrower's organizational documents, and establish and fund such reserve funds (including reserve funds for deferred maintenance and capital improvements) as may be requested by Lender or the Rating Agencies or otherwise to effect the Securitization, provided that nothing contained in this subsection (e) shall result in a material economic change in the transaction.

          IX.1.2  USE OF INFORMATION.  Borrower understands that certain of
                  ------------------
the Provided Information and the Required Records may be included in disclosure documents in connection with the Securitization, including a prospectus or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or provided or made available to investors or prospective investors in the Securities, the Rating
Agencies, and service providers relating to the Securitization.   In the event
that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document by providing all current information pertaining to Borrower and the Properties necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

          IX.1.3  BORROWER OBLIGATIONS REGARDING DISCLOSURE DOCUMENTS.  In
                  ---------------------------------------------------
connection with a preliminary and a final private placement or prospectus, as applicable, Borrower agrees:

          (a) if requested by Lender, to certify in writing that such Borrower has carefully examined those portions of such memorandum or prospectus, as applicable, pertaining to Borrower, the Properties and the Loan, including applicable portions of the sections entitled "Special Considerations", "Description of the Deeds of Trust", "Description of the Deeds of Trust Loans and Trust Property", "The Manager", "The Borrower" and "Certain Legal Aspects of the Deeds of Trust Loan", and such sections (and any other sections reasonably requested and pertaining to Borrower, the Properties or the Loan) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading;

          (b) to indemnify Lender and the Affiliates of Nomura Securities International, Inc. ("NOMURA"), that have filed the registration statement relating to the Securitization (the "REGISTRATION STATEMENT"), each of its directors, each of its officers who have signed the Registration Statement and each person or entity who controls Nomura within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act of 1933, as amended (collectively, the "NOMURA GROUP"), and Nomura, each of its directors and each person who controls Nomura, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (the "LIABILITIES") to which Lender, the Nomura Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the applicable portions of such sections applicable to, Borrower, the Properties or the Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections or in light of the circumstances under which they were made, not misleading; and

          (c) to reimburse Lender and Nomura for any legal or other expenses reasonably incurred by Lender and Nomura in connection with investigating or defending the Liabilities.

Borrower's respective Liabilities under clause (a) or (b) above shall be limited to Liabilities arising out of or based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of those portions of the Disclosure Document pertaining to Borrower, the Properties or the Loan or in connection with the underwriting of the debt, including financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties. The foregoing indemnity will be in addition to any liability which Borrower may otherwise have.


          IX.1.4  INDEMNITIES REGARDING FILINGS.  (a)  In connection with
                  -----------------------------
filings under the Exchange Act, Borrower agrees to (i) indemnify Lender, the Nomura Group and the Underwriter Group for any Liabilities to which Lender, the Nomura Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information or Required Records a material fact required to be stated in the Provided Information or Required Records in order to make the statements in the Provided Information or Required Records, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender or Nomura for any legal or other expenses reasonably incurred by Lender and Nomura in connection with defending or investigating the Liabilities.

          (b) NACC agrees (i) to indemnify Borrower for any Liabilities to which Borrower may become subject insofar as the Liabilities arise out of or are based on any violations by NACC of the Securities Act, the Exchange Act or other applicable law in connection with a Securitization, other than Liabilities arising out of or based upon the acts or omissions, or alleged acts or omissions, of Borrower giving rise to Borrower's obligations to indemnify the Nomura Group and the Underwriter Group as provided in this Section 9.1.

          IX.1.5  INDEMNIFICATION PROCEDURE.    Promptly after receipt by an
                  -------------------------
indemnified party under Section 9.1.3 or 9.1.4 of notice of the commencement of any action for which a claim for indemnification is to be made against Borrower or NACC, as the case may be, such indemnified party shall notify the indemnitor in writing of such commencement, but the omission to so notify the indemnitor will not relieve Borrower or NACC, as the case may be, from any liability that such indemnitor may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnitor. In the event that any action is brought against any indemnified party, and such party notifies the indemnitor of the commencement thereof, the indemnitor will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from Borrower to such indemnified party under this Section 9.1.5, the indemnitor shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnitor and the indemnifying party, and the indemnitor shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnitor, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnitor shall not be liable to any indemnified party for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.


          IX.1.6  CONTRIBUTION.    In order to provide for just and equitable
                  ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 9.1.3 or 9.1.4 is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.1.3 or 9.1.4, Borrower shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent
misrepresentation.   In determining the amount of contribution to which the
respective parties are entitled, the following factors shall be considered: (i) the Nomura Group's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agrees that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

          IX.1.7  RATING SURVEILLANCE.  Lender will retain the Rating Agencies
                  -------------------
to provide rating surveillance services on Securities, at the sole expense of Lender.

          IX.2  EXCULPATION.  Subject to the qualifications below, Lender
                -----------
shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Loan Documents, or in the Properties, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and Lender agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any Deed of Trust to which it is a party;
(iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of any of the Assignments of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Deeds of Trust or to exercise its remedies against the Properties; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

               (a) fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan;

               (b) the gross negligence or willful misconduct of Borrower;

               (c) the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.1.32 and 5.10, and clauses
     (viii) through (xi) of Section 10.13(b);

               (d) the removal or disposal of any portion of any Property after an Event of Default;

               (e) the misapplication or conversion by Borrower of (x) any insurance proceeds paid by reason of any Insured Casualty, (y) any Award received in connection with a Condemnation, or (z) any Rents received by Borrower or Manager following an Event of Default;

               (f) failure to pay charges for labor or materials or other charges payable by Borrower that can create Liens on any portion of any Property unless such charges are the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof;

               (g) any security deposits collected with respect to the Properties which are not delivered to Lender upon a foreclosure of or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to such foreclosure or action in lieu thereof; and

               (h) Borrower's indemnifications of Lender set forth in Sections
     9.1.3 and 9.1.4.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents.

          IX.3  TERMINATION OF MANAGER.  If an Event of Default shall be
                ----------------------
continuing, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a manager approved by Lender and any applicable Rating Agency, at then market rate management fees and otherwise on terms and conditions satisfactory to Lender.

          IX.4  RETENTION OF SERVICER.  Lender reserves the right to retain
                ---------------------
the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, the Pooling and Servicing Agreement, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrower shall pay any reasonable fees and expenses of the Servicer in connection with a Defeasance, release of Property, assumption or modification of the Loan or enforcement of the Loan Documents, but in no event shall Borrower be responsible for the Servicer's fees in connection with ordinary, ongoing administration of the Loan.

X.  MISCELLANEOUS
    -------------

          X.1  SURVIVAL.  This Agreement and all covenants, agreements,
               --------
representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is unpaid. All Borrower's covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

          X.2  LENDER'S DISCRETION.  Whenever pursuant to this Agreement,
               -------------------
Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

          X.3  GOVERNING LAW.   PARTIES AGREE THAT THE STATE OF MARYLAND HAS A
               -------------
SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF MARYLAND SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

          X.4  MODIFICATION, WAIVER IN WRITING.  No modification, amendment,
               -------------------------------
extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

          X.5  DELAY NOT A WAIVER.  Neither any failure nor any delay on the
               ------------------
part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare a Default for failure to effect prompt payment of any such other amount.


          X.6  NOTICES.  All notices, consents, approvals and requests
               -------
required or permitted hereunder or under any other Loan Document (a "NOTICE") shall be given in writing and shall be effective for all purposes if hand delivered or sent (i) by certified or registered United States mail, postage prepaid, or (ii) by (A) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and (B) telecopier (with answer back acknowledged), in any case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

          If to Lender:

               Nomura Asset Capital Corporation
               Two World Financial Center
               Building B
               New York, New York  10281
               Attention:  Sheryl McAfee
               Telecopier:  212-667-1206

          with copies to:

               Nomura Asset Capital Corporation
               Two World Financial Center
               Building B
               New York, New York  10281
               Attention:  Barry Funt
               Telecopier:  212-667-1567

          and

               Battle Fowler LLP
               75 East 55th Street
               New York, New York  10022
               Attention:    Kenneth J. Friedman, Esq.
               Telecopier:  212-856-7802

          If to Borrower:

               c/o Saul Centers, Inc.
               8401 Connecticut Avenue
               Chevy Chase, Maryland  20815
               Attention:    Scott Schneider
               Telecopier:   (301) 986-6023

          with a copy to:

               Shaw, Pittman, Potts & Trowbridge
               2300 N Street, N.W.
               Washington, DC  20037
               Attention:    Sheldon J. Weisel, Esq.
               Telecopier:   (202) 663-8007

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

          X.7  TRIAL BY JURY.  BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY
               -------------
JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY Borrower, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY Borrower.

          X.8  HEADINGS.  The Section headings and Table of Contents in this
               --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          X.9  SEVERABILITY.  Wherever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          X.10  PREFERENCES.  Lender shall have the continuing and exclusive
                -----------
right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.


          X.11  WAIVER OF NOTICE.  Borrower shall not be entitled to any
                ----------------
notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower.

          X.12  INTENTIONALLY DELETED.

          X.13  EXPENSES; INDEMNITY.  (a) Borrower shall reimburse Lender upon
                -------------------
receipt of notice for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower's and Lender's ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Properties or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Properties or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. It is understood and agreed by Lender and Borrower, however, that Borrower shall not be responsible for the payment of costs and expenses in connection with the ordinary and ongoing administration of the Loan (including, without limitation, the Servicer's fees and expenses except as expressly stated to the contrary in Section 9.4). Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten (10) days after demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrower.

          (b) Borrower shall indemnify and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender (collectively, the "INDEMNIFIED LIABILITIES") in any manner, relating to or arising out of or by reason of (i) any breach by Borrower of their obligations under, or any material misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of any Deed of Trust, the Properties or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about any Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting any Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws, which is based upon or in any way related to such Hazardous Substance, including, without limitation, the costs and expenses of any Remedial Work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses; (xii) any failure of any Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Property or any part thereof under any Legal Requirement, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of any Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender. Any amounts payable to Lender by reason of the application of this paragraph shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. The obligations and liabilities of Borrower under this Section 10.13 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

          X.14  PRIOR AGREEMENTS.  This Agreement and the other Loan Documents
                ----------------
contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

          X.15  OFFSETS, COUNTERCLAIMS AND DEFENSES.  Borrower hereby waives
                -----------------------------------
the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses that are unrelated to the Loan Documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

          X.16  PUBLICITY.  All news releases, publicity or advertising by
                ---------
Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender, Nomura, the Loan purchaser, the Servicer or the trustee in a Securitization (except for notices required by applicable law), shall be subject to the prior written approval of Lender, and all such news releases, publicity or advertising by Lender or its Affiliates referring to Borrower or the Properties (except for notices required by applicable law and customary "tombstone"-type advertisements) shall be subject to the prior written approval of Borrower.

          X.17  CONTROLLING AGREEMENT. Borrower and Lender intend at all times
                ---------------------
to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section
10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan of any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so loan as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

          X.18  CONFLICT; CONSTRUCTION OF DOCUMENTS.  In the event of any
                -----------------------------------
conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

          X.19  BROKERS AND FINANCIAL ADVISORS.  Borrower hereby represents
                ------------------------------
that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan other than Preminger & Glazer, whose fee shall be paid by Borrower pursuant to a separate agreement. Borrower and Lender hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 10.19 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

          X.20  NO THIRD PARTY BENEFICIARIES.  The Loan Documents are solely
                ----------------------------
for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

                                 [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                         SAUL SUBSIDIARY I LIMITED PARTNERSHIP, a Maryland limited partnership

                         By: Saul QRS, Inc., a Maryland corporation, its sole general partner

                              By:
                                 ---------------------------------------------
                                  Name:
                                  Title:


                         NOMURA ASSET CAPITAL CORPORATION,
                         a Delaware corporation


                              By:
                                 ---------------------------------------------
                                  Name:
                                  Title:



                                      60